                           STOCK PURCHASE AGREEMENT

                                     Among

                                  MEUNIER BV,
                a private company with limited liability under
               the laws of the Netherlands having its corporate
                seat at Amsterdam, the Netherlands (hereinafter
                       referred to as: "Shareholder A");

                    EGON DE WAART RESOURCE MANAGEMENT BV,
        a private company with limited liability under the laws of the
       Netherlands having its corporate seat at Capelle a/d IJssel, the
          Netherlands (hereinafter referred to as: "Shareholder B");

                                CYBERFOCUS BV,
            a private company with limited liability under the laws
          of the Netherlands having its corporate seat at Delft, the
          Netherlands (hereinafter referred to as: "Shareholder C");

                              L.A.D. HOLDING BV,
              a private company with limited liability under the
               laws of the Netherlands having its corporate seat
                  at The Hague, the Netherlands (hereinafter
                       referred to as: "Shareholder D");

                             DUPOIRIER HOLDING BV,
              a private company with limited liability under the
      laws of the Netherlands having its corporate seat at The Hague, the
        Netherlands (hereinafter referred to as: "Shareholder E"); and

                                PIETER LEIJTEN,
                 (hereinafter referred to as: "Shareholder F")

                           JURRIAAN VAN DER LINGEN,
                 (hereinafter referred to as: "Shareholder G")

  the Shareholders A, B, C, D, E, F, and G collectively being referred to as:
                                the "Sellers"

                    SCT HOLDINGS CORPORATION, as Purchaser,

                                      AND

                    FYGIR LOGISTIC INFORMATION SYSTEMS BV,
        a private company with limited liability under the laws of the Netherlands having its corporate seat at Rijswijk (ZH), the Netherlands;

                               September 1, 1998


                                                                      Execution

                               TABLE OF CONTENTS
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BACKGROUND........................................................................................................1

ARTICLE I - DEFINITIONS...........................................................................................2

         Section 1.1.      "Accounts Receivable"..................................................................2
         Section 1.2.      "Affiliate"............................................................................2
         Section 1.3.      "Affiliated Company"...................................................................2
         Section 1.4.      "Articles of Incorporation"............................................................2
         Section 1.5.      "Assets"...............................................................................2
         Section 1.6.      "Audited FY 1997 Financial Statements".................................................2
         Section 1.7.      "Books and Records"....................................................................2
         Section 1.8.      "Cash".................................................................................3
         Section 1.9.      "Civil Law Notary".....................................................................3
         Section 1.10.     "Closing"..............................................................................3
         Section 1.11.     "Closing Date".........................................................................3
         Section 1.12.     "Code".................................................................................3
         Section 1.13.     "Company Common Stock".................................................................3
         Section 1.14.     "Company's Information Technology".....................................................3
         Section 1.15.     "Condition"............................................................................3
         Section 1.16.     "Consents".............................................................................3
         Section 1.17.     "Contract".............................................................................3
         Section 1.18.     "Deed of Share Transfer"...............................................................3
         Section 1.19.     "Due Diligence Investigation"..........................................................3
         Section 1.20.     "Dutch GAAP"...........................................................................3
         Section 1.21.     "Employees"............................................................................3
         Section 1.22.     "Employment Agreements"................................................................4
         Section 1.23.     "Environmental Claim"..................................................................4
         Section 1.24.     "Environmental Laws"...................................................................4
         Section 1.25.     "Equipment"............................................................................4
         Section 1.26.     "ERISA"................................................................................4
         Section 1.27.     "Escrow Agreement".....................................................................4
         Section 1.28.     "Financial Statements".................................................................4
         Section 1.29.     "FY 1997 Balance Sheet"................................................................4
         Section 1.30.     "FY 1997 Financial Statements".........................................................4
         Section 1.31.     "Governmental Entity"..................................................................4
         Section 1.32.     "Intellectual Property and Information"................................................5
         Section 1.33.     "Inventory"............................................................................5
         Section 1.34.     "June 1998 Balance Sheet"..............................................................5
         Section 1.35.     "June 1998 Financial Statements".......................................................5
         Section 1.36.     "Leased Real Property".................................................................5
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
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         Section 1.37.     "Leasehold Improvements and Fixtures"..................................................5
         Section 1.38.     "Leases"...............................................................................5
         Section 1.39.     "Legal Expenses".......................................................................5
         Section 1.40.     "Liabilities"..........................................................................5
         Section 1.41.     "Liens"................................................................................5
         Section 1.42.     "Losses"...............................................................................6
         Section 1.43.     "Management Contracts".................................................................6
         Section 1.44.     "Material Adverse Effect"..............................................................6
         Section 1.45.     "Materials of Environmental Concern"...................................................6
         Section 1.46.     "Permitted Liabilities"................................................................6
         Section 1.47.     "Permitted Liens"......................................................................6
         Section 1.48.     "Person"...............................................................................6
         Section 1.49.     "Plans"................................................................................6
         Section 1.50.     "Prepaid Items"........................................................................6
         Section 1.51.     "Proprietary Information"..............................................................6
         Section 1.52.     "Purchase Price".......................................................................7
         Section 1.53.     "Purchaser Common Stock"...............................................................7
         Section 1.54.     "Rights and Other Property"............................................................7
         Section 1.55.     "Securities"...........................................................................7
         Section 1.56.     "Shareholder Loans"....................................................................7
         Section 1.57.     "Shareholder Receivables"..............................................................7
         Section 1.58.     "Shares Purchase"......................................................................7
         Section 1.59.     "Software".............................................................................7
         Section 1.60.     "Software Licenses"....................................................................7
         Section 1.61.     "Subsidiary"...........................................................................8
         Section 1.62.     "Tax Benefit"..........................................................................8
         Section 1.63.     "Tax Benefit Item".....................................................................8
         Section 1.64.     "Taxes"................................................................................8
         Section 1.65.     "Tax Returns"..........................................................................8
         Section 1.66.     "Third Party"..........................................................................8
         Section 1.67.     "Threshold Amount".....................................................................8
         Section 1.68.     "Transfer".............................................................................8

ARTICLE II - SALE AND PURCHASE OF SHARES; SATISFACTION
             OF INDEBTEDNESS......................................................................................9

         Section 2.1.  Sale and Purchase of the Shares............................................................9
         Section 2.2.  Purchase Price and Consideration...........................................................9

ARTICLE III - CLOSING.............................................................................................9

         Section 3.1.  Closing....................................................................................9
                           3.1.1.   General.......................................................................9
                           3.1.2.   Transfer and Deliveries......................................................10

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
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                           3.1.3.   Expenses.....................................................................10
                           3.1.4.   Subsequent Documentation.....................................................11

ARTICLE IV - REPRESENTATIONS AND WARRANTIES
             RESPECTING THE COMPANY AND THE SELLER...............................................................11

         Section 4.1.   Organization, Power and Authority........................................................11
         Section 4.2.   Directorships and General Powers of Attorney.............................................12
         Section 4.3.   Authorization............................................................................12
         Section 4.4.   Capitalization of Company................................................................12
         Section 4.5.   Title to Shares..........................................................................13
         Section 4.6.   Subsidiaries; Investments in Other Entities..............................................13
         Section 4.7.   Conflict with other Instruments; Absence of Restrictions.................................14
         Section 4.8.   Government and Third-Party Approvals.....................................................14
         Section 4.9.   Title to Properties; Adequacy of Properties..............................................14
         Section 4.10.  Accounts Receivable......................................................................15
         Section 4.11.  Cash Accounts............................................................................15
         Section 4.12.  Equipment................................................................................15
         Section 4.13.  Inventory Generally......................................................................15
         Section 4.14.  Leasehold Improvements...................................................................15
         Section 4.15.  Owned Real Property......................................................................16
         Section 4.16.  Leased Real Property.....................................................................16
         Section 4.17.  Sufficiency of Assets....................................................................16
         Section 4.18.  Financial Statements.....................................................................17
         Section 4.19.  Absence of Undisclosed Liabilities.......................................................17
         Section 4.20.  Affiliated Relationships.................................................................18
         Section 4.21.  Permits and Approvals....................................................................18
         Section 4.22.  Compliance with Law......................................................................18
         Section 4.23.  Environmental Protection.................................................................18
         Section 4.24.  Litigation...............................................................................19
         Section 4.25.  Conduct of Business......................................................................19
         Section 4.26.  Absence of Changes.......................................................................20
         Section 4.27.  Contracts, Leases, Etc...................................................................21
         Section 4.28.  Warranties and Liabilities...............................................................23
         Section 4.29.  Tax Audit and Returns....................................................................23
         Section 4.30.  Prior Audit Information..................................................................24
         Section 4.31.  Insurance................................................................................24
         Section 4.32.  [This Section Intentionally Omitted.] ...................................................25
         Section 4.33.  Intellectual Property and Information....................................................25
         Section 4.34.  Infringement.............................................................................26
         Section 4.35.  Software.................................................................................26
                           (a)      Specifications; Claims.......................................................26
                           (b)      Software Licenses............................................................27
                           (c)      Financial Matters............................................................27
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
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         Section 4.36.  Transactions with Affiliates.............................................................27
         Section 4.37.  Compensation to Employees, Etc...........................................................27
         Section 4.38.  Overtime, Back Wage, Vacation, and Discrimination Claims.................................28
         Section 4.39.  Pension and Other Employee Benefit Plans.................................................28
         Section 4.40.  Management Contracts.....................................................................30
         Section 4.41.  Commission...............................................................................30
         Section 4.42.  Corporate Records........................................................................30
         Section 4.43.  Hart-Scott-Rodino Antitrust Improvements Act.............................................30
         Section 4.44.  Dutch and European Competition Law.......................................................30
         Section 4.45.  Marital Status...........................................................................30
         Section 4.46.  Statements and Other Documents Not Misleading............................................30

ARTICLE V - REPRESENTATIONS AND WARRANTIES
            RESPECTING PURCHASER.................................................................................31

         Section 5.1.  Organization..............................................................................31
         Section 5.2.  Due Authorization.........................................................................31
         Section 5.3.  Conflict With Other Instruments...........................................................31
         Section 5.4.  Commission................................................................................32
         Section 5.5.  Financing.................................................................................32
         Section 5.6.  Investment Purpose........................................................................32
         Section 5.7.  Statements and Other Documents Not Misleading.............................................32
         Section 5.8.  No Legal Actions..........................................................................32

ARTICLE VI - CERTAIN COVENANTS AND OTHER MATTERS.................................................................32

         Section 6.1.  Corporate Examinations and Investigations.................................................32
         Section 6.2.  Confidentiality...........................................................................33
         Section 6.3.  Restriction on Certain Discussions and Actions............................................33
         Section 6.4.  Conduct of Business Prior to the Closing..................................................34
         Section 6.5.  Publicity.................................................................................35
         Section 6.6.  Removal of Liens..........................................................................35
         Section 6.7.  Telephone Service and Internet Access.....................................................35
         Section 6.8.  Benefit Plans.............................................................................36
                           6.8.1.   Plan Changes.................................................................36
                           6.8.2.   Contributions and Payments...................................................36
         Section 6.9.  Employment Agreements.....................................................................36
         Section 6.10.  Guaranty Agreements......................................................................36
         Section 6.11.  Employee Bonuses.........................................................................36
         Section 6.12.     Escrow Agreemen.......................................................................36

ARTICLE VII - CONDITIONS TO THE OBLIGATION OF PURCHASER..........................................................37

         Section 7.1.  Representations and Warranties True.......................................................37
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                                                                     Execution

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
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         Section 7.2.  Performance of Obligations................................................................37
         Section 7.3.  Consents and Estoppels....................................................................37
         Section 7.4.  Absence of Litigation.....................................................................37
         Section 7.5.  Certified Resolutions.....................................................................37
         Section 7.6.  Delivery of Specified Documents...........................................................37
         Section 7.7.  Opinion of Counsel for Seller.............................................................37
         Section 7.8.  Assignment................................................................................39

ARTICLE VIII - CONDITIONS TO THE OBLIGATION OF SELLER............................................................39

         Section 8.1.  Representations and Warranties True.......................................................39
         Section 8.2.  Performance of Obligations................................................................39
         Section 8.3.  Absence of Litigation.....................................................................39
         Section 8.4.  No Material Changes.......................................................................39
         Section 8.5.  Delivery of Specified Documents...........................................................39
         Section 8.6.  Opinion of Counsel for Purchaser..........................................................39

ARTICLE IX - POST-CLOSING COVENANTS..............................................................................40

         Section 9.1.  Books and Records of Seller...............................................................40
         Section 9.2.  Books and Records of the Company..........................................................40

ARTICLE X - INDEMNIFICATION; EXPENSES............................................................................40

         Section 10.1.  General Indemnification..................................................................40
         Section 10.2.  Seller's Claims Against the Company......................................................42
         Section 10.3.  Survival.................................................................................43
         Section 10.4.  Limitation on Liability..................................................................43
         Section 10.5.  Computation of Losses....................................................................43
         Section 10.6.  Reduction of Indemnification Payments for Tax Benefits...................................44

ARTICLE XI - TERMINATION.........................................................................................45

         Section 11.1.  Termination..............................................................................45
         Section 11.2.  Survival.................................................................................46

ARTICLE XII - GENERAL............................................................................................46

         Section 12.1.  No Tax Representations...................................................................46
         Section 12.2.  Regarding the Representations and Warranties.............................................46
                           12.2.1.  Independence.................................................................46
                           12.2.2.  Knowledge Qualification......................................................46
         Section 12.3.  Binding Effect and Assignment............................................................47
         Section 12.4.  Consents, Further Assurances.............................................................47

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                                                                     Execution

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
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
         Section 12.5.  Waiver...................................................................................47
         Section 12.6.  Notices..................................................................................47
         Section 12.7.  GOVERNING LAW............................................................................49
         Section 12.8.  Dispute Resolution.......................................................................49
                           12.8.1.  Arbitration..................................................................49
                           12.8.2.  Facilitation.................................................................50
                           12.8.3.  Judgment.  ..................................................................50
                           12.8.4.  Award.  .....................................................................50
                           12.8.5.  Waiver.......................................................................51
         Section 12.9.  WAIVER OF JURY TRIAL.....................................................................51
         Section 12.10.  No Third-Party Beneficiaries............................................................51
         Section 12.11.  Severability............................................................................51
         Section 12.12.  Schedules...............................................................................51
         Section 12.13.  Section Headings........................................................................51
         Section 12.14.  Gender and Number.......................................................................51
         Section 12.15.  Governing Language......................................................................51
         Section 12.16.  Currency................................................................................51
         Section 12.17.  Contents of Agreement...................................................................52
         Section 12.18.  Counterparts............................................................................52

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                                                                     Execution

Schedules:

Schedule 1.25              Equipment
Schedule 1.38              Leases
Schedule 2.2               Purchase Price and Consideration
Schedule 4.1               Organization Power and Authority
Schedule 4.4               Capitalization of Company
Schedule 4.6               Subsidiaries; Investments in Other Entities
Schedule 4.8               Government and Third-Party Approvals
Schedule 4.9               Title to Properties; Adequacy of Properties
Schedule 4.10              Accounts Receivable
Schedule 4.11              Cash Accounts
Schedule 4.13              Inventory Generally
Schedule 4.16              Leased Real Property
Schedule 4.17              Sufficiency of Assets
Schedule 4.18              Financial Statements
Schedule 4.19              Absence of Undisclosed Liabilities
Schedule 4.21              Permits and Approvals
Schedule 4.23              Environmental Protection
Schedule 4.26              Absence of Changes
Schedule 4.27              Contracts, Leases, Etc.
Schedule 4.29              Taxes
Schedule 4.30              Prior Audit Information
Schedule 4.31              Insurance
Schedule 4.33              Intellectual Property and Information
Schedule 4.33.3            Year 2000 Compliance
Schedule 4.35              Software
Schedule 4.36              Transactions with Affiliates
Schedule 4.37              Compensation to Employees, Etc.
Schedule 4.39              Pension and Other Employee Benefit Plans
Schedule 4.40              Management Contracts
Schedule 6.4               Conduct of Business Prior to the Closing
Schedule 6.6               Removal of Liens
Schedule 6.11              Employee Bonuses



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                                                                     Execution

Appendices:

Appendix A        -        Articles of Incorporation
Appendix B        -        Extract from the Commercial Register
Appendix C        -        Form of Deed of Share Transfer
Appendix D        -        List of Persons Holding a Directorship or General
                           Power of Attorney in the Company or Any Subsidiary
Appendix E        -        Escrow Agreement

                                                                     Execution

                           STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT is made this 1st day of September, 1998 by and among Shareholder A, Shareholder B, Shareholder C, Shareholder D, Shareholder E, Shareholder F and Shareholder G (each a "Seller" and collectively the "Sellers"), SCT Holdings Corporation, a Delaware corporation (the
"Purchaser"), and Fygir Logistic Information Systems BV (the "Company").

                                  BACKGROUND

         A. The Company and its Subsidiaries (as defined herein) are in the business of developing and implementing supply chain management software for process industries (the "Business").

         B. Sellers own the entire issued and outstanding share capital of the Company, which consists of 4,000 ordinary shares, numbered 0001 up to and including 4000 with a par value of NLG 10 (ten guilders) each (the "Shares" or "Company Common Stock"). The Shares are distributed among the Sellers as follows:

            (a) Shareholder A: 800 ordinary shares, numbers 0001 through 0800;

            (b) Shareholder B: 800 ordinary shares, numbers 801 through 1600;

            (c) Shareholder C: 733 ordinary shares, numbers 1601 through 2280 and 3748 through 3800;

            (d) Shareholder D: 733 ordinary shares, numbers 2281 through 2960 and 3642 through 3694;

            (e) Shareholder E: 733 ordinary shares, numbers 2961 through 3640 and 3695 through 3747;

            (f) Shareholder F: 81 ordinary shares, numbers 3801 through 3880, and 3641; and

            (g) Shareholder G: 120 ordinary shares, numbers 3881 through 4000.

         C. Purchaser desires to purchase, and Sellers desire to sell, all of the Shares, as more fully set forth herein.

                  NOW THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations and warranties made in this Agreement, Purchaser and Sellers, intending to be legally bound, hereby agree as follows:


                                                                     Execution

                                   ARTICLE I
                                  DEFINITIONS

                  The following terms, as used herein, shall have the following respective meanings, unless the context otherwise require:

                  Section 1.1. "Accounts Receivable" shall mean all of the Company's and its Subsidiaries' accounts receivable (and notes receivable, if any) created or arising in respect of the sale of products or other assets.

                  Section 1.2. "Affiliate" shall mean, as to any specified person, (a) any other person controlling, controlled by or under common control with such specified person, (b) any officer, director or partner of such specified person, (c) an officer or director, or (d) any member of the Family Group of such specified person or of any individual who is an Affiliate of such specified person by reason of clause (a) or (b) of this definition. The term "control," with respect to any person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or a partnership interest, by contract or otherwise. "Family Group" means, as to any individual, such individual's spouse, parents, grandparents, lineal descendants and trusts for the benefit of any of the foregoing, provided that all the income beneficiaries and remainderman of any such trust are such individual's spouse, ancestors or lineal descendants.

                  Section 1.3. "Affiliated Company" shall have the meaning assigned to it in Section 4.38 hereof.

                  Section 1.4. "Articles of Incorporation" shall mean the articles of incorporation ("statuten") of the Company as last amended by deed of May 11, 1998.

                  Section 1.5. "Assets" shall mean the Accounts Receivable, Cash, Equipment, Intellectual Property and Information, Inventory, Leased Real Property, Leasehold Improvements and Fixtures, Prepaid Items and Rights and Other Property of the Company and its Subsidiaries.

                  Section 1.6. "Audited FY 1997 Financial Statements" shall have the meaning assigned to it in Section 4.18 hereof.

                  Section 1.7. "Books and Records" shall mean all records, documents, lists and files, relating to the Assets and the Business of the Company and the Subsidiaries, including, without limitation, executed originals of all contracts, purchase orders, sales orders, price lists, lists of accounts, customers, suppliers and personnel, shipping records, all product, business and marketing plans, sales and product brochures and catalogs and other sales literature and materials, historical sales data and all books, ledgers, files and business records, whether in hard copy, electronic form or otherwise.

                                                                     Execution

                  Section 1.8. "Cash" shall mean all of the Company's and its Subsidiaries' cash and cash equivalents in any currency.

                  Section 1.9. "Civil Law Notary" means the civil law notary described in Section 3.1 hereof.

                  Section 1.10. "Closing" shall mean the consummation of the transactions contemplated to occur hereunder on the Closing Date pursuant to
Article III hereof.

                  Section 1.11. "Closing Date" shall mean September 2, 1998 or such other date and time as shall be mutually agreed to in writing by Purchaser and Sellers.

                  Section 1.12. "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                  Section 1.13. "Company Common Stock" shall have the meaning assigned to it in the Background Section hereof.

                  Section 1.14. "Company's Information Technology" shall have the meaning assigned to it in Section 1.68 hereof.

                  Section 1.15. "Condition" shall mean the assets, liabilities, business, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  Section 1.16. "Consents" shall mean any consent, waiver, approval, authorization, certification or exemption required from any person or under any Contract or requirement of law, as applicable.

                  Section 1.17. "Contract" shall mean any written or oral agreement, contract, commitment, lease and other instrument, document and undertaking.

                  Section 1.18. "Deed of Share Transfer" means the notarial deed of transfer in respect of the Shares, to be executed before the Civil Law Notary pursuant to Section 3.1 hereof.

                  Section 1.19. "Due Diligence Investigation" shall have the meaning assigned to it in Section 6.1 hereof.

                  Section 1.20. "Dutch GAAP" shall mean the generally accepted accounting principles following from the relevant provisions of book 2 of the Dutch Civil Code and from "Richtlijnen van de Raad voor de Jaarverslaggeving."

                  Section 1.21. "Employees" shall mean each of the employees of the Company and its Subsidiaries.

                                                                     Execution

                  Section 1.22. "Employment Agreements" shall mean the employment agreements in a form to be mutually agreed upon between Systems & Computer Technology Corporation and L. H. D. Mulder, Systems & Computer Technology Corporation and L. A. Derks, the Company and A. S. L. Schuermans, the Company and C. Fung-A-You, the Company and E. de Waart, the Company and Pieter Leijten, and the Company and Jurriaan van der Lingen.

                  Section 1.23. "Environmental Claim" shall mean any written or oral demand, claim, suit, lien, action, expense (including consequential damages and counsel fees), cause of action, investigation or notice by any person or entity alleging actual or potential liability under Environmental Laws (including, without limitation, potential or actual liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties).

                  Section 1.24. "Environmental Laws" shall mean all laws and regulations applicable to the Company and any of its Subsidiaries relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata).

                  Section 1.25. "Equipment" shall mean all of the Company's and its Subsidiaries' furniture, fixtures, machinery, equipment, motor vehicles, office equipment, computers, tools and replacement parts, wherever located, all of the Equipment on the date hereof being listed on Schedule 1.25 hereof.

                  Section 1.26. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  Section 1.27. "Escrow Agreement" shall mean the form of Escrow Agreement attached as Appendix E to be entered into within two (2) weeks following the Closing Date among the Sellers, Purchaser or its assignee and a mutually agreed upon escrow agent.

                  Section 1.28. "Financial Statements" shall have the meaning assigned to it in Section 4.18 hereof.

                  Section 1.29. "FY 1997 Balance Sheet" shall mean the balance sheet included in the FY 1997 Financial Statements.

                  Section 1.30. "FY 1997 Financial Statements" shall have the meaning assigned to it in Section 4.18 hereof.

                  Section 1.31. "Governmental Entity" shall mean any governmental authority, or any administrative agency, department, commission, board, body, official, bureau or other governmental authority or instrumentality.


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                                                                     Execution

                  Section 1.32. "Intellectual Property and Information" shall mean all the following of the Company and any Subsidiary on a world-wide basis: patents, applications for patents, trademarks, trademark registrations, applications for trademark registrations, trade names, service marks, copyrights, Software and applications, trade secrets, product related artwork and know-how, (including any registrations and applications for registration thereof).

                  Section 1.33. "Inventory" shall mean all of the Company's and its Subsidiaries' packaging, finished goods, spare parts, work in process, stockroom inventory and raw materials, wherever located.

                  Section 1.34. "June 1998 Balance Sheet" shall mean the balance sheet for the accounting period ending in June, 1998 included in the June 1998 Financial Statements.

                  Section 1.35. "June 1998 Financial Statements" shall have the meaning assigned to it in Section 4.18 hereof.

                  Section 1.36. "Leased Real Property" shall mean the real property leased by the Company and its Subsidiaries.

                  Section 1.37. "Leasehold Improvements and Fixtures" shall mean all of the leasehold improvements, fixtures and appurtenances owned by the Company and its Subsidiaries and attached to the Leased Real Property.

                  Section 1.38. "Leases" shall mean the leases pursuant to which the Company or its Subsidiaries leases the Leased Real Property, together with any and all riders, supplements, amendments, or modifications thereto, a list of which is attached hereto as Schedule 1.38, and copies of which have been provided to Purchaser.

                  Section 1.39. "Legal Expenses" shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other similar action with respect to any threatened or asserted claim.

                  Section 1.40. "Liabilities" shall mean any and all obligations or liabilities of the Company and its Subsidiaries whatsoever, express or implied, matured or unmatured, disputed, liquidated, unliquidated, absolute, fixed or contingent, known or unknown, except for any Permitted Liabilities.

                  Section 1.41. "Liens" shall mean liens, pledges, claims, charges, security interests, and other encumbrances of any nature whatsoever.

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                  Section 1.42. "Losses" shall mean any and all damages,
losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, fines, costs and expenses, including, without limitation, any diminution in value of any real or personal property and reasonable attorneys' fees (including consequential damages but excluding punitive damages other than Allowable Punitive Damages. Any Losses incurred by the Company and/or its Subsidiaries shall be deemed to result in Losses to the Purchaser in the same amount of Losses incurred by the Company. The term "Allowable Punitive Damages" shall mean punitive damages required to be paid by an indemnified party to a Third Party except to the extent such punitive damages are the result primarily of the acts of the indemnified party.

                  Section 1.43. "Management Contracts" shall mean the following contracts: those dated as of December 15, 1997 and between the Company and Shareholder A, Shareholder B, Shareholder C, Shareholder D or Shareholder E.

                  Section 1.44. "Material Adverse Effect" shall have the meaning assigned to it in Section 4.1.1 hereof.

                  Section 1.45. "Materials of Environmental Concern" means any toxic, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other hazardous substance, including, but not limited to, petroleum and petroleum products, natural gas or synthetic gas, or any radioactive material.

                  Section 1.46. "Permitted Liabilities" shall mean Liabilities of the Company and its Subsidiaries (i) reflected in the June 1998 Financial Statements, (ii) incurred in the ordinary course of business since the date thereof, and (iii) Liabilities disclosed in this Agreement or any Schedules hereto.

                  Section 1.47. "Permitted Liens" shall have the meaning assigned to it in Section 6.6 hereof.

                  Section 1.48. "Person" shall mean an individual, a sole proprietorship, a corporation, a partnership, a joint venture, an association, a trust, or any other entity or organization, including a Governmental Entity.

                  Section 1.49. "Plans" shall have the meaning assigned to it in Section 4.38 hereof.

                  Section 1.50. "Prepaid Items" shall mean all of the Company's and its Subsidiaries' prepaid expenses, including but not limited to advances and deposits, as reflected on the Company's June 1998 Financial Statements.

                  Section 1.51. "Proprietary Information" shall have the meaning assigned to it in Section 6.2 hereof.

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                  Section 1.52. "Purchase Price" shall have the meaning
assigned to it in Section 2.2 hereof.

                  Section 1.53. "Purchaser Common Stock" shall mean the Purchaser's common stock, par value $.01 per share.

                  Section 1.54. "Rights and Other Property" shall mean all of the Company's and its Subsidiaries' assets not included in the Accounts Receivable, Cash, Equipment, Intellectual Property and Information, Inventory, Leasehold Improvements and Fixtures and Prepaid Items, including, without limitation, all of the following: rights of offset, bank and mutual fund accounts, safe deposit boxes, credits, claims against third parties for refunds, causes of action, judgments, proceeds of insurance in respect of damage to or destruction or loss of assets, going concern value, goodwill, rights in name "Fygir" or any variation thereof, contract rights, warranties and licenses received from manufacturers and sellers of Equipment and Inventory, vendor and customer records, franchises, licenses, permits, consents, approvals, certificates of public convenience, waivers and authorizations for the operation of the Business, including, without limitation, those, if any, relating to the importation and exportation of products and materials, technical information, telephone numbers, Internet websites, e-mail addresses and other electronic communication systems.

                  Section 1.55. "Securities" shall mean any securities of the Company and its Subsidiaries as more fully described in Section 4.4 hereof.

                  Section 1.56. "Shareholder Loans" shall have the meaning assigned to it in Section 4.36 hereof.

                  Section 1.57. "Shareholder Receivables" shall have the meaning assigned to it in Section 4.36 hereof.

                  Section 1.58. "Shares Purchase" shall have the meaning assigned to it in Section 2.1 hereof.

                  Section 1.59. "Software" shall mean all computer software programs and related object code, objects and source codes owned, marketed, licensed to Third Parties ("Company Code") or under development by the Company or any of its Subsidiaries in connection with the Business, together with Third Party software programs and related object code, objects and source codes as incorporated into the Company Codes. All documentation and other related materials in any and all media used in connection with the Business and related to the Software shall be included in the definition of "Software."

                  Section 1.60. "Software Licenses" shall mean the license agreements and related documentation (including, without limitation, any related support, development or maintenance agreements) between the Company or any of its Subsidiaries, on the one hand, and each Person to


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whom the Company or any of its Subsidiaries has granted rights to use any of the Software, on the other hand, a list of which is set forth on Schedule 4.35 attached hereto.

                  Section 1.61. "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the voting stock or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  Section 1.62. "Tax Benefit" shall mean: (i) in the case of a federal, state, or local Tax reported on any Tax Returns filed on a combined or consolidated basis, the amount by which the Tax liability of the indemnified party's affiliated group (within the meaning of Code ss.1504(a)) or other relevant group of corporations is reduced by a Tax Benefit Item; or
(ii) in the case of a Tax reported on any Tax Returns filed on a separate company or individual basis, the amount by which the Tax liability of the Companies or their successors or Affiliates (or the Sellers, where applicable) is reduced by a Tax Benefit Item.

                  Section 1.63. "Tax Benefit Item" shall mean any item arising out of or otherwise pertaining to an indemnifiable loss and that is actually reported on any Tax Returns as a deduction, or which gives rise to a credit, or other equivalent item.

                  Section 1.64. "Taxes" shall mean (i) all taxes, charges, fees, levies or other assessments including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity (a "Taxing Authority") or (ii) all liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of the United States Treasury Regulation ss. 1.1502-6 or comparable law or regulation in any other jurisdiction.

                  Section 1.65. "Tax Returns" shall mean any declaration, return, report, estimate, information return, schedule, statements or other document filed or required to be filed, with or when none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority.

                  Section 1.66. "Third Party" shall mean any Person other than Purchaser, the Company or Sellers, or an affiliate of Purchaser, the Company, its Subsidiaries or Sellers.

                  Section 1.67. "Threshold Amount" shall have the meaning assigned to it in Section 10.4 hereof.

                  Section 1.68. "Transfer" shall mean the transfer of the Shares from the Sellers to Purchaser as referred to in Section 3.1.2.(a) hereof.

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                                  ARTICLE II
           SALE AND PURCHASE OF SHARES; SATISFACTION OF INDEBTEDNESS

                  Section 2.1. Sale and Purchase of the Shares. Subject to the terms and conditions contained in this Agreement, at the Closing on the Closing Date, (i) each of the Sellers agrees to sell to Purchaser such part of the Shares, free and clear of all Liens, as it owns according to the Background Section hereof and (ii) Purchaser shall purchase such Shares from each of the Sellers (the "Shares Purchase").

                  Section 2.2. Purchase Price and Consideration.

                  (a) As full consideration for the Shares Purchase and all of the obligations, covenants and conditions contained in this Agreement, the Purchaser shall pay, deliver or cause to be delivered to the Sellers Thirty-Three Million Nine Hundred Fifteen Thousand United States Dollars ($33,915,000) (the "Purchase Price"). The Purchase Price shall be paid to the Sellers, subject to paragraph (b) below, pro rata to their respective stake in the Shares as set out in the Background Section hereof, in the amounts set forth on Schedule 2.2 hereof.

                  (b) Of the total Purchase Price, Thirty-One Million Six Hundred and Sixty-Five Thousand Dollars ($31,665,000) shall be paid at Closing in cash, by certified check or by wire transfer of immediately available United States federal funds to the accounts set forth on Schedule 2.2 hereof. The administrative, bank and other costs of the wire transfer shall be borne by the Purchaser.

                  (c) Within two (2) weeks following the Closing Date, Purchaser shall deposit in escrow the balance of the Purchase Price equal to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) pursuant to the Escrow Agreement to be held and dispersed in accordance with the terms of the Escrow Agreement.


                                  ARTICLE III
                                    CLOSING

                  Section 3.1. Closing.

                          3.1.1. General. Unless otherwise agreed to by the
parties hereto, the closing under this Agreement (the "Closing") will be held at the offices of Trenite Van Doorne located in Rijswijk, Netherlands on the Closing Date two (2) hours after all conditions set forth in Article 7 and 8 have been satisfied or waived.


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                          3.1.2. Transfer and Deliveries. At the Closing and
as a condition to Closing:

                  (a) Sellers shall transfer the Shares to Purchaser.

                           (i) The Transfer will be effected by execution by
all parties hereto and by the Civil Law Notary Mr. Van Steenderen, holding office at The Hague, the Netherlands, at the offices of Trenite van Doorne or his substitute or another civil law notary holding office at the same address, of the Deed of Share Transfer which shall be in conformity with the draft attached hereto as Appendix C. The Company shall acknowledge the Transfer by co-signing the Deed of Share Transfer.

                           (ii) Immediately after the Transfer, the Company
shall ensure that the Transfer is validly registered in the shareholders' register.

                  (b) Sellers will deliver to Purchaser:

                           (i) All of the Company's Books and Records,
including without limitation all minute books, stock books, stock transfer ledgers, financial and accounting records, and files; provided, however, that unless Purchaser directs otherwise prior to the Closing, only the Company's minute books, stock books and stock transfer legends will be required to be delivered at the location of the Closing, and the remainder of the Books and Records may be delivered at the Company's principal executive offices.

                           (ii) The Employment Agreements, as defined in
Section 1.22, executed by the persons named as parties therein.

                           (iii) All other agreements, certificates, consents,
approvals and documentary evidence required to be delivered pursuant to Sellers' obligations hereunder.

                  (c) Purchaser will deliver to Sellers such agreements, certificates, consents, approvals and documentary evidence required to be delivered pursuant to Purchaser's obligations hereunder.

                  (d) The Company will repay the Shareholder Loans, as set forth on Schedule 4.36 in full to the payees thereunder.

                           3.1.3. Expenses. Sellers shall be responsible for
the payment of costs they and the Company have incurred and will incur in connection with the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby by Sellers. Purchaser shall be responsible for the payment of costs it has incurred and will incur in connection with the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby by Purchaser.

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                           3.1.4. Subsequent Documentation. Sellers shall at
any time and from time to time upon the request of Purchaser execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments, instruments of sale and transfer and other documents as may be reasonably required for the better assigning, transferring and confirming to Purchaser or its successors and assigns, the Shares, and for the purpose of carrying out the intent of this Agreement.


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                     RESPECTING THE COMPANY AND THE SELLER

                  The Sellers and the Company hereby jointly and severally make the following representations and warranties to Purchaser, each of which shall survive the Closing as provided in this Agreement:

                  Section 4.1. Organization, Power and Authority.

                           4.1.1. The Company is a "besloten vennootschap met
beperkte aansprakelijkheid" (a closed company with limited liability). Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the Business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement. All of such jurisdictions are listed on Schedule 4.1. Each of the Company and its Subsidiaries has full corporate power and corporate authority, and all material governmental permits, licenses and consents, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company does not own any equity interest in any corporation or other entity other than the Subsidiaries listed in Schedule 4.1. The Company and each of the Subsidiaries has the power and authority to own its property and to carry on its business as presently conducted, and the Sellers and the Company have the right, power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby. Each Seller has the right, power and authority to enter into any agreements required hereunder in connection with the Closing and to perform its obligations thereunder. The Sellers are entitled without any restriction to sell and transfer the Shares. Correct and complete copies of the Articles of Incorporation of the Company, as amended through the date of this Agreement, are attached as Appendix A. The information contained in the extract (uittreksel) dated July 31, 1998, from the Commercial Register (Handelsregister) of the Delft-The Hague Chamber of Commerce and Industry (Kamer van Koophandel en Fabrieken voor Haaglanden) relating to the Company (Appendix B hereto) is correct. The Company and the Subsidiaries are not in violation of any term of its Articles of Incorporation, as amended to date, or any agreement, instrument, judgment, decree,

                                     -11-

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

order, statute, rule or governmental regulation applicable to it which would, individually or collectively, have a material adverse effect on the Condition ("Material Adverse Effect").

                           4.1.2. Each of the Sellers, in its capacity as a
shareholder of the Company hereby declares, represents and warrants that the restrictions on the sale and transfer of the Shares have been duly observed and that this Agreement is full evidence thereof, the Sellers being the owners of the entire issued share capital of the Company.

                  Section 4.2. Directorships and General Powers of Attorney. Appendix D hereto lists the names of all the persons who hold a directorship or general power of attorney in the Company or any Subsidiary.

                  Section 4.3. Authorization. This Agreement constitutes the valid and binding obligation of the Seller and the Company, enforceable against each of them in accordance with its terms. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and shareholder action of the Company.

                  Section 4.4. Capitalization of Company.

                  (a) The Company's authorized capital stock consists of 20,000 shares of capital stock, of which only the Shares are currently issued and outstanding. The Shares are owned of record and beneficially solely by the Sellers in the amounts as referred to in the Background Section hereof. Each of the Shares has been validly issued, fully paid and nonassessable and none of the Shares has been issued in violation of any preemptive or similar right. Except for the Shares, the Company has issued no other shares of capital stock, there are no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of the Company, and there are no outstanding debt securities of the Company convertible into equity securities or otherwise containing equity provisions. The Company has not reserved any of its authorized shares of capital stock for any purpose. Except as set forth in
Schedule 4.4, (a) there are no restrictions on the transfer of the Company's capital stock other than those arising from the Articles of Incorporation and applicable laws of the Netherlands, and (b) the Company has no understandings or agreements with the Sellers or any other person or entity respecting the Company's capital stock or other securities of the Company. None of the Sellers has entered into or granted any outstanding warrants, options, commitments, agreements or understandings with any person or entity (except for the transactions contemplated by this Agreement) to sell, transfer or otherwise dispose of any of the Shares. The Company is not under any obligation whatsoever to issue any further shares or debentures and no resolution to that effect has been passed in respect of the Company. All shares of capital stock, options, warrants, notes, bonds or other equity or debt securities which have ever been offered or sold by the Company and its Subsidiaries ("Securities") have been issued in compliance with all applicable laws and regulations. Except as set forth on Schedule 4.4, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries.

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                  (b) All of the outstanding shares of capital stock of each
Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, by the Company, free and clear of all liens, encumbrances, options or claims whatsoever. No shares of capital stock of any such Subsidiary are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any such Subsidiary, pursuant to which such Subsidiary is or may become obligated to issue any shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any such shares. Except as provided pursuant to applicable law, there are no restrictions of any kind which prevent the payment of dividends by any such Subsidiary.

                  Section 4.5. Title to Shares.

                  (a) Shareholder A, Shareholder B, Shareholder C, Shareholder D, Shareholder E and the Company hereby jointly and severally represent and warrant to the Purchaser that: (i) each Seller has good and valid title to the Shares reflected as owned by each Seller in the Background Section hereof, free and clear of all Liens and (ii) upon transfer of the Shares to the Purchaser and payment therefor pursuant hereto, good and valid title to the Shares, free and clear of all Liens, will pass to the Purchaser.

                  (b) Shareholder F hereby represents and warrants to the Purchaser that he: (i) has good and valid title to his respective shares reflected as owned by him in the Background Section hereof, free and clear of all Liens and (ii) upon transfer of his respective shares to the Purchaser and payment therefor pursuant hereto, good and valid title to his respective shares, free and clear of all Liens, will pass to the Purchaser.

                  (c) Shareholder G hereby represents and warrants to the Purchaser that he: (i) has good and valid title to his respective shares reflected as owned by him in the Background Section hereof, free and clear of all Liens and (ii) upon transfer of his respective shares to the Purchaser and payment therefor pursuant hereto, good and valid title to his respective shares, free and clear of all Liens, will pass to the Purchaser.

                  Section 4.6. Subsidiaries; Investments in Other Entities. The Company has no Subsidiaries other than Fygir, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, United States of America, and Fygir, Ltd., a company organized under the laws of the United Kingdom. Other than those listed on Schedule 4.6, neither the Company nor any of its Subsidiaries has any direct or indirect investments in, and the neither the Company nor any of its Subsidiaries is a party to any agreement, commitment or understanding requiring the Company to purchase or acquire any interest in, the equity of any corporation, trust, partnership or business entity, or debt securities convertible into such securities or otherwise containing equity provisions.

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

                  Section 4.7. Conflict with other Instruments; Absence of Restrictions. The execution, delivery and performance of this Agreement by the Company and Sellers will not contravene any provision of the Company's Articles of Incorporation or bylaws or any documents of incorporation or bylaws of any Subsidiary, as the case may be, and will not result in a breach of, or constitute a default under, any agreement or other document to which the Company, its Subsidiaries or any of the Sellers is a party or by which the Company, its Subsidiaries or any of the Sellers is bound, or any decree, order or rule of any court or Governmental Entity or any provision of applicable law which is binding on the Company, its Subsidiaries or any of the Sellers or on any of the Shares or any of the Company's or its Subsidiaries' assets, or result in the creation or imposition of any mortgage, pledge, lien, charge, assessment, encumbrance, claim or restriction of any nature on any of the Shares or any of the Company's or its Subsidiaries' assets or give to others any interest or rights therein or create in any Third Party the right to modify, terminate or accelerate (or to make a claim for damages in respect of) any instrument or Contract to which the Company, its Subsidiaries or any of the Sellers is a party or by which the Company, its Subsidiaries or any of the Sellers is bound. The Company has complied with all obligations deriving from the "Wet op de ondernemingstaden" (Works Council Act).

                  Section 4.8. Government and Third-Party Approvals. Except as listed on Schedule 4.8 attached hereto, neither the Sellers nor the Company nor the Subsidiaries are required to obtain any consent, approval or authorization of or file, register or qualify with any Governmental Entity, or any corporation, person or other entity (including any party to any contract or agreement with the Company, any of its Subsidiaries or any of the Sellers)
(i) for the execution, delivery and performance of this Agreement by the Company and Sellers, (ii) in order for the Company and Sellers to consummate the transactions contemplated hereby or (iii) in order to vest in Purchaser good and marketable title in and to all of the Shares upon the Closing.

                  Section 4.9. Title to Properties; Adequacy of Properties. The Company and its Subsidiaries have good and marketable title to their properties and assets, whether tangible or intangible, including, without limitation copyrights, patents, trademarks and other intangibles which it purports to own, as well as all of the properties and assets reflected in the FY 1997 Balance Sheet and those acquired since the date thereof (except in each case for properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date thereof), free and clear of all Liens, except (i) liens for Taxes not yet due and payable, (ii) utility easements, rights of way and other non-material imperfections of title and encumbrances which do not and will not have a Material Adverse Effect, (iii) liens reflected in any Financial Statements or elsewhere in this Agreement or the Schedules attached hereto, or (iv) as specifically disclosed in Schedule 4.9 attached hereto. All of said properties and assets are in good working order subject to ordinary wear and tear and fit for their intended use. The properties and assets of the Company and its Subsidiaries are adequate in all material respects to conduct the operations of the Company and its Subsidiaries as now conducted. Set forth on Schedule
4.9 is a list of all loans, leases or other financing to which such properties and assets are or will be subject on the Closing. Except as set forth on
Schedule 4.9, no property used by the Company and its Subsidiaries in connection with the

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Business (other than the Leased Real Property) is held under any lease, security agreement, pledge agreement or security arrangement or is located other than in the possession of the Company or its Subsidiaries. To the knowledge of the Company, all of the Leases, and all leases of personal property to which the Company or its Subsidiaries is a party, are fully effective and afford the Company and its Subsidiaries possession of the subject matter of the lease in accordance with their terms.

                  Section 4.10. Accounts Receivable. All of the Accounts Receivable as of December 31, 1997 are reflected on the FY 1997 Balance Sheet, all of the Accounts Receivable as of June 30, 1998 are reflected on the June 1998 Balance Sheet. Each of the Accounts Receivable constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company and has been acquired in the ordinary course of business. To the knowledge of the Sellers and the Company, no account debtor has any valid set-off, deduction or defense with respect thereto, and no account debtor has asserted such set-off, deduction or defense except as set forth in Schedule
4.10. Except as set forth on Schedule 4.10, the Accounts Receivable as of the Closing Date are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms.

                  Section 4.11. Cash Accounts. Schedule 4.11 lists each bank and mutual fund account and safe deposit box of the Company and each of its Subsidiaries and each person authorized to sign checks or withdraw funds from such accounts and to have access to such safe deposit boxes.

                  Section 4.12. Equipment. The items of Equipment are, and on the Closing Date will be, in good working order subject to ordinary wear and tear and fit for their intended use. The Equipment includes all of the furniture, fixtures, machinery, equipment, motor vehicles, office equipment, computers, tools and replacement parts currently used in the operation of the Business.

                  Section 4.13. Inventory Generally. All of the Inventory as of December 31, 1997 is reflected on the FY 1997 Balance Sheet, all of the Inventory as of June 30, 1998 is reflected on the June 1998 Balance Sheet. Substantially all items of Inventory are, and on the Closing Date will be in good and merchantable condition and suitable and usable or salable in the ordinary course of business within twelve (12) months of the Closing Date. The Inventory is valued at lower of cost on a first-in, first-out basis, or market in accordance with Dutch GAAP, and does not include any defective or obsolete items except to the extent that old versions of the Software may become obsolete upon issuance of newer versions. Except as set forth in Schedule 4.13, neither the Company nor its Subsidiaries holds any items of Inventory on consignment or has title to any items of Inventory in the possession of others except for items of Inventory in shipment to the Company or its Subsidiaries.

                  Section 4.14. Leasehold Improvements. The Leasehold Improvements are, and on the Closing Date will be, in good working order subject to ordinary wear and tear and fit for their intended use. The Leasehold Improvements include all of the leasehold improvements, fixtures and

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

appurtenances currently used by the Company and its Subsidiaries in operating the Company's and the Subsidiaries' business.

                  Section 4.15. Owned Real Property. Neither the Company nor any of its Subsidiaries owns any real property and neither the Company nor any of its Subsidiaries is a party to any option, agreement or other document pursuant to which the Company or a Subsidiary has the right or obligation to purchase or acquire title to or any interest in any real property.

                  Section 4.16. Leased Real Property.

                  (a) The Leased Real Property constitutes all of the real property which is leased or used by the Company or its Subsidiaries. The full and accurate address of each parcel of Leased Real Property and the lessor of each parcel of Leased Real Property is identified on Schedule 4.16, together with the full and accurate mailing address of each such lessor known to the Company. Seller has previously delivered to Purchaser all of the Leases.

                  (b) Except for the occupancy and use of the Leased Real Property by the Company or its Subsidiaries, there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Leased Real Property in favor of Third Parties, and no person or entity other than the Company or its Subsidiaries occupies or uses any portion of the Leased Real Property.

                  (c) There are no pending or, to the knowledge of the Company or any Seller, threatened, condemnations, eminent domain or similar proceedings which could affect any part of the Leased Real Property. Sellers and the Company agree to notify Purchaser immediately upon learning that any assessment, or any condemnation, eminent domain or similar proceeding, has been commenced or is threatened, which could affect any part of the Leased Real Property.

                  (d) To the knowledge of each Seller and the Company, the buildings and improvements constituting a part of the Leased Real Property, and the operation or maintenance thereof as operated and maintained, do not contravene any zoning, building or safety law or ordinance or other administrative regulation or violate any restrictive covenant or any other provision of applicable law which would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of violation of any such law, ordinance, regulation or covenant with which it has not fully and timely complied which would have a Material Adverse Effect. To the knowledge of each Seller and the Company, there is no outstanding notice of violation, order or citation specifically against the Company or any of its Subsidiaries under any law, ordinance, governmental rule or regulation relating to any of the Leased Real Property, and all of the plants, buildings and structures constituting a part of the Leased Real Property are in good operating condition and in a state of good maintenance and repair sufficient for the efficient operation of the Business except for ordinary wear and tear.

                  Section 4.17. Sufficiency of Assets. All of the assets of the Company and its Subsidiaries are used in the operation of the Business. The Accounts Receivable, Cash, Equipment,

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Intellectual Property and Information, Inventory, Leased Real Property,
Leasehold Improvements and Fixtures, Prepaid Items and Rights and Other Property constitute all of the Assets set forth on the FY 1997 Balance Sheet (other than such assets as the Company or its Subsidiaries shall have been acquired or disposed of since December 31, 1997 in the ordinary course of business consistent with past practices), to the extent the same are required to be reflected thereon in accordance with Dutch GAAP, and there are no assets used in the conduct of the Business other than such assets, except as set forth on Schedule 4.17.

                  Section 4.18. Financial Statements.

                  (a) Schedule 4.18 consists of the following, referred to collectively as the "Financial Statements:"

                           (i) the unaudited financial statements of the
Company for its fiscal years ended December 31, 1993, December 31, 1994, December 31, 1995, and December 31, 1996 (including, in each case, a balance sheet, a statement of income and retained earnings, and a statement of cash flows), together with a review report thereon of Bouwer & Officier Accountants;

                           (ii) the audited financial statements of the
Company (the "Audited FY 1997 Financial Statements") for its fiscal year ended December 31, 1997 (including a balance sheet and profit and loss account, together with "goedkeurende verklaring" (statement of approval) thereon of Bouwer & Officier Accountants (collectively the "FY 1997 Financial Statements"); and

                           (iii) the unaudited financial statements of the
Company for the six months ended June 30, 1998 (including a balance sheet and profit and loss account) (the "June 1998 Financial Statements").

                  (b) The Financial Statements were prepared in accordance with Dutch GAAP and fairly and accurately present the financial condition and the results of the operations of the Company and its Subsidiaries as at the respective dates thereof and for the periods reported therein, subject, in the case of interim financial statements, to normal recurring year-end adjustments, the effect of which will not have a Material Adverse Effect.

                  Section 4.19. Absence of Undisclosed Liabilities. On December 31, 1997, the Company and its Subsidiaries had no material Liabilities except for the Permitted Liabilities and to the extent reflected in the Audited FY 1997 Balance Sheet or in this Agreement, on Schedule 4.19 or on any other Schedule hereto. On June 30, 1998, the Company and its Subsidiaries had no material Liabilities except for the Permitted Liabilities and to the extent reflected in the June 1998 Balance Sheet or in this Agreement, on Schedule 4.19 or on any other Schedule hereto or incurred in the ordinary course of business since that date. On the date hereof, the Company and its Subsidiaries do not have any Liabilities and no basis for any Liability exists other than any reflected in the June 1998 Balance Sheet or in this Agreement or on any Schedule hereto or incurred after June 30, 1998 in the ordinary course of the Business. On the Closing Date, the Company and its

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Subsidiaries will not have any Liabilities and no basis for any Liability will exist other than any Liabilities reflected in the June 1998 Balance Sheet and which arose after the date of the Agreement in the ordinary course of business of the Company and its Subsidiaries and in compliance with the covenants and agreements of the Company herein contained.

                  Section 4.20. Affiliated Relationships. All services rendered and all goods sold by the Company and its Subsidiaries to any Seller or any Affiliate of any Seller have been recorded in the accounts of the Company and its Subsidiaries at their full value as if they were transferred in arm's length transactions. All services rendered and goods sold by any Seller or any Affiliate of any Seller to the Company or its Subsidiaries have been accounted for as if they were transferred in arm's length transactions.

                  Section 4.21. Permits and Approvals. Schedule 4.21 contains a true and correct description of all material licenses, permits, approvals, authorizations, and consents issued in favor of the Company and its Subsidiaries and granted by Governmental Entities, all of which are in full force and effect, and the Business is currently being operated in material compliance with the terms of each of the foregoing. Purchaser will not be required, prior to or following the Closing, to file, apply for or obtain any license, permit, approval, authorization, consent or registration in order to purchase the Shares pursuant to this Agreement and operate the Business as currently owned and operated by Sellers.

                  Section 4.22. Compliance with Law. Except as disclosed on
Schedule 4.29, the Company and its Subsidiaries have complied with each, and are not in violation of any, law, ordinance or governmental rule or regulation to which the Company or its Subsidiaries is subject and has not failed to obtain, or to adhere to the requirements of, any license, permit or authorization necessary to the ownership of the Company's or the Subsidiaries' assets or the operation of the Company's or its Subsidiaries' business except where such violation or failure does not and will not have a Material Adverse Effect.

                  Section 4.23. Environmental Protection.

                  (a) Except as set forth in Schedule 4.23, attached hereto,
(i) neither the Company nor any of its Subsidiaries has received any written or oral notice, from any Governmental Entity or any individual, and has no knowledge of a set of facts indicating that it is not in compliance in all material respects with all Environmental Laws applicable to the Business, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations currently or previously required at the Company, its Subsidiaries and the Business under applicable Environmental Laws, and material compliance with the terms and conditions thereof; and (ii) the Company and its Subsidiaries have received no written or oral notice from any Governmental Entity, citizens group, employee or otherwise, and have no knowledge of a set of facts indicating that the Company, its Subsidiaries and the Business are not in full compliance with the terms or conditions of any permit or governmental authorization. All permits and other governmental authorizations currently held by the Company and its Subsidiaries

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which relate to the Business pursuant to the Environmental Laws are identified on Schedule 4.23, attached hereto.

                  (b) Except as set forth in Schedule 4.23, attached hereto, the Company and its Subsidiaries have received no written or oral notice of and have no knowledge of any past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern that form or could form the basis of any Environmental Claim against the Company or its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries have or may have retained or assumed either contractually or by operation of law in each case which has had or will have a Material Adverse Effect.

                  (c) All on-site and off-site locations where the Company or its Subsidiaries have stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified in Schedule 4.23, attached hereto. To the Company's and the Sellers' knowledge, at no time have there been above-ground or underground storage tanks located on or in any of the Leased Real Property, except as set forth in Schedule 4.23. To the Company's and Sellers' knowledge, there is no asbestos contained in or forming part of any building, building component, structure or office space located on or in any of the Leased Real Property. To the Company's and Sellers' knowledge, no polychlorinated byphenyls (PCBs) are present, in use or stored at any of the Leased Real Property.

                  (d) Except as set forth in Schedule 4.23, attached hereto, there have been no spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, of any kind whatsoever, of any Materials of Environmental Concern in, on or about any of the Leased Real Property by the Company or its Subsidiaries, which has had or will have a Material Adverse Effect.

                  (e) The Company and its Subsidiaries have complied with all notice requirements of the Environmental Laws regarding any spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, of any kind whatsoever, of any Materials of Environmental Concern in, on or about any of the Leased Real Property by the Company or its Subsidiaries.

                  Section 4.24. Litigation. No litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or Governmental Entity is pending or, to the knowledge of the Company or any Seller, threatened against the Company or its Subsidiaries or the transactions contemplated by this Agreement, and neither the Company nor any Seller knows of any basis for any such litigation, arbitration, investigation or proceeding. The Company and its Subsidiaries are not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or Governmental Entity.

                  Section 4.25. Conduct of Business. Since December 31, 1997, the Business of the Company and its Subsidiaries has been conducted only in the ordinary course and in a manner consistent with past practices.

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                  Section 4.26. Absence of Changes. Since December 31, 1997,
there has not been:

                  (a) Any material change in the Condition, except changes in the ordinary course of business, none of which has been or could have a Material Adverse Effect.

                  (b) Any event or condition of any nature whatsoever which individually or in the aggregate has materially adversely affected or might materially adversely affect the Condition;

                  (c) Any damage, destruction or Loss relating to the Business or the Assets, whether or not covered by insurance or any other event or condition which has had or is likely to have a Material Adverse Effect.

                  (d) Any claims not covered by applicable policies of liability insurance within the maximum insurable limits of such policies (less any deductibles);

                  (e) Any transaction by the Company or any Subsidiary not in the ordinary course of business as conducted on that date;

                  (f) Any amendment to the Articles of Incorporation or bylaws of the Company other than the amendments made to the Articles of Incorporation by deed of May 11, 1998 or any amendments to any charters, articles or bylaws of any Subsidiary;

                  (g) The creation or attachment, or notice thereof, of any lien, encumbrance or charge on any of the Assets except as otherwise disclosed in this Agreement and the Schedules hereto;

                  (h) Any sale or transfer of any of the Assets not in the ordinary course of business;

                  (i) Any incurrence of any debts, Liabilities or obligations except in the ordinary course, consistent with past practice, or any waiver of any rights of substantial value except as otherwise disclosed in this Agreement and the Schedules hereto;

                  (j) Any discharge or satisfaction of any Liens, or any payment of any Liens or Liabilities, except in the ordinary course of business, consistent with past practice except as otherwise disclosed in this Agreement and the Schedules hereto;

                  (k) Any increase in the salary or other compensation payable by the Company or any Subsidiary to, or any change of the labor conditions of, any of its executive officers, key employees or directors or the declaration, payment, commitment or obligation of any kind for the payment by the Company or a Subsidiary of a bonus or other additional salary or compensation to any such person except as disclosed in Schedule 4.26;

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                  (l) Any dividends or distributions of cash or property by
the Company or any Subsidiary to the Company's shareholders except as disclosed in Schedule 4.26;

                  (m) Except as described on Schedule 4.26 and except for the agreement of the Sellers to sell the Shares to Purchaser pursuant hereto, any sale, transfer or issuance of any capital stock, equity security or debt security of the Company or any Subsidiary or any option, warrant, right or commitment or agreement entered into requiring or permitting any such sale, transfer or issuance; or

                  (n) Any agreement by the Company or any Subsidiary to do any act which would render any of the preceding clauses inaccurate (other than the transactions specifically contemplated hereby) other than those which, individually or in the aggregate, would not have a Material Adverse Effect.

                  Section 4.27. Contracts, Leases, Etc.

                  (a) Except as listed on Schedule 4.27, Schedule 4.35 or any other Schedule attached hereto, neither the Company nor any Subsidiary is a party to any Contracts of the type described below:

                           (i) agreement or commitment with any current or
former shareholder, director, or officer, or any of their Affiliates;

                           (ii) agreement, commitment or arrangement with any
labor union or other representative of Employees;

                           (iii) employment agreement or severance agreement
with any Employee involving the payment of the aggregate of salary, wages, bonuses and other compensation of more than Twenty-Five Thousand Dollars ($25,000) individually during the term thereof;

                           (iv) agreement or commitment for the performance of
services by a Third Party which involves in any one case Fifty Thousand Dollars ($50,000) and is not cancelable on thirty (30) days notice or less without penalty. Schedule 4.27 also contains a list of the 20 largest (in terms of dollar amount) outstanding customer orders for products as of June 30, 1998;

                           (v) agreement or commitment to sell or supply
products or to perform services which obligates the Company or any Subsidiary to sell products or perform services which involves in any one case Fifty Thousand Dollars ($50,000) which is not cancelable on thirty (30) days notice or less without penalty;

                           (vi) distribution agreement where the Company or
any Subsidiary is acting as supplier or distributor or any agency agreement where the Company or any Subsidiary is acting as principal or agent;

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                           (vii) lease under which the Company or any
Subsidiary is either lessor or lessee of personal property requiring annual lease payments (including rent and any other charges) in excess of Fifty Thousand Dollars ($50,000), and any lease under which the Company or any Subsidiary is the lessor of Real Property;

                           (viii) note, debenture, mortgage, pledge, charge,
security agreement, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for borrowing or lending of money (including, without limitation, loans to or from current or former officers, directors, shareholders or any member of their Affiliates), agreement or arrangements for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                           (ix) agreement, contract or commitment for any
charitable or political contribution;

                           (x) agreement, contract or commitment for any
capital expenditure in excess of Twenty-Five Thousand Dollars ($25,000);

                           (xi) agreement, contract or commitment limiting or
restraining it from engaging or competing in any lines of business with any person;

                           (xii) license, franchise, distributorship or other
similar agreement, including those which relate in whole or in part to any patent, trademark, tradename, service mark or copyright or to any ideas, technical assistance or other know-how of or used by it in the operation of its business;

                           (xiii) agreement with any Governmental Entity;

                           (xiv) power of attorney granted by the Company or
any Subsidiary in favor of any person or entity;

                           (xv) except as set forth on Schedule 4.27, other
agreement requiring payments or other consideration by or from the Company or any Subsidiary in excess of Twenty-Five Thousand Dollars ($25,000) during the remainder of its term;

                           (xvi) licensing arrangements, joint ventures and
royalty and franchise agreements; or

                           (xvii) other material agreement, contract or
commitment not made in the ordinary course of business.

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                  (b) Each of the Contracts is valid and enforceable in
accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights or by general principles of equity; the Company and its Subsidiaries, and to the knowledge of any Seller, the other parties thereto, are in material compliance with the provisions thereof; the Company and its Subsidiaries, and to the knowledge of any Seller, none of the other parties thereto, is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder by the Company or any Subsidiary, or to the knowledge of any Seller, any other party.

                  (c) None of the Contracts contains any provisions which would cause the Company or any Subsidiary which is a party thereto to be liable to the other party thereto for any amount (or any increased price for goods or services being provided by the other party thereto) as a result of the consummation of the transactions contemplated hereby.

                  (d) None of the terms or provisions of any of the Contracts includes a restriction on the Company's or any Subsidiary's ability to compete except to the extent that such restriction does not and will not have a Material Adverse Effect and will not materially affect the Company's or any Subsidiary's prospects. None of the terms or provisions of any of the Contracts has or will have a Material Adverse Effect.

                  Section 4.28. Warranties and Liabilities. No claims for breach of product or service warranties or guarantees to customers have been received by the Company which were not, or will not be, satisfied by the performance of the Company's and the Subsidiaries' obligations pursuant to maintenance agreements entered into in the ordinary course of business provided, however, that no representation or warranty is given hereunder regarding the Company's or any Subsidiary's performance on and after the Closing Date. Other than the warranties set forth in the Company's and the Subsidiaries' Contracts with their customers, neither the Company nor any of its Subsidiaries has given or made any warranties to third parties with respect to any products sold or services performed by it.

                  Section 4.29. Tax Audit and Returns. Except as set forth in
Schedule 4.29, the Company and each Subsidiary has duly and timely filed all Tax Returns and has paid all Taxes shown thereon. Except as set forth in
Schedule 4.29, the Company and each Subsidiary has paid all Taxes required to be paid and has made sufficient provision for the payment of all Taxes required to be accrued which are not yet payable. The Tax Returns are true, complete and correct in all material respects. No deficiency in the payment of any Taxes for any period to the date hereof has been assessed against the Company or any Subsidiary by any Taxing Authority which has not been discharged in full. Except as listed on Schedule 4.29, no audits or other proceedings have been instituted against the Company or any Subsidiary and, to the knowledge of any Seller or the Company, no audits or other proceedings are proposed or threatened against the Company or any Subsidiary for any Taxes. Neither the Company nor any Seller knows of any basis for any potential Liability for Taxes which would involve a material amount. There are not now in force any waivers

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or agreements by the Company or any Subsidiary of any statute of limitation for the assessment of any Tax. Without limiting the foregoing, amounts required to have been withheld and paid by the Company or any Subsidiary prior to the date hereof in compliance with the withholding provisions of all applicable laws and regulations have been withheld and paid prior to the date hereof to the proper Governmental Entities or have been properly deposited in anticipation of such payment, and all estimated Tax payments have been made and are sufficient to discharge all Taxes with respect to the periods covered.

                  Section 4.30. Prior Audit Information. Except as set forth on Schedule 4.30, neither the Company's nor any of the Subsidiaries' Tax information has ever been audited and neither the Company nor any of the Subsidiaries have entered into any agreements for an extension of time for the assessment of any Tax or Tax delinquency, nor have they waived or requested a waiver of any statute of limitations with respect to any Tax or Tax delinquency. Neither the Company nor any of the Subsidiaries have received outstanding and unresolved notices from the applicable Taxing Authority or any other taxing authority of any proposed examination or of any proposed change in reported information which may result in a deficiency or assessment against the Company, any of the Subsidiaries or the Sellers, and there are not suits, actions, claims, investigations, inquiries or proceedings now pending against the Company or any of the Subsidiaries in respect of Taxes, governmental charges or assessments.

                  Section 4.31. Insurance. Schedule 4.31 sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular or other insurance held by or on behalf of the Company and its Subsidiaries (specifying for each such insurance policy, the insurer, the policy number or covering note number with respect to binders, and each pending claim thereunder of more than Five Thousand Dollars ($5,000). Such policies and binders are valid and in full force and effect. Neither the Company nor any Subsidiary is in material default with respect to any provision contained in any such policy or binder or in material violation of any statutory regulation applicable to such policy or binder and neither the Company nor any Subsidiary has failed to give any notice or present any claim of which it has notice under any such policy or binder in a timely fashion. Neither the Company nor any Subsidiary has received or given a notice of cancellation or non-renewal with respect to any such policy or binder. Neither the Company nor any Subsidiary has any knowledge of any material inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. Neither the Company nor any Subsidiary has failed to report to any of its insurance carriers any material change in the state of facts or the occurrence of any event which is reasonably likely to form sufficient grounds for its insurance carriers for not having to fully indemnify the Company or any Subsidiary for any damages resulting from any insured event pursuant to and in accordance with the provisions of such policies or any statutory provisions applicable to such policies. The Company has not received written notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on Schedule 4.31 will not be available in the future on substantially the same terms as now in effect. The Company and each Subsidiary has fully complied with all statutory obligations to maintain insurance with respect to any of its assets, liabilities and staff.

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                  Section 4.32. [This Section Intentionally Omitted.]

                  Section 4.33. Intellectual Property and Information.

                           4.33.1. Schedule 4.33 sets forth a complete and
accurate list and full description of all material Intellectual Property and Information owned by the Company or any Subsidiary or used in respect of the Business. With respect to any registrations of the Intellectual Property and Information owned by the Company or any Subsidiary, Schedule 4.33 also sets forth, as to each such item of the Intellectual Property and Information, the
(i) relevant application or registration number, (ii) relevant filing, registration, issue or application date, (iii) record owner, (iv) country and
(v) title. In addition, Schedule 4.33 identifies material Intellectual Property and Information possessed and used by the Company or any Subsidiary under any license, contract, agreement or other commitment. Except as set forth on Schedule 4.33, to the Company's knowledge, the Company and its Subsidiaries own and possess all of the proprietary rights, know-how and trade secrets not included in the Intellectual Property and Information necessary for the Business as now being conducted.

                           4.33.2. Except as set forth in Schedule 4.33, the
Company and its Subsidiaries have obtained an enforceable written assignment of all right, title and interest in and to each item of the Intellectual Property and Information owned by the Company or any Subsidiary from each person or entity participating in the discovery, development or creation of such item and has provided to the Purchaser true and correct copies of each such assignment. Each item of the Intellectual Property and Information constitutes a valid and enforceable right of the Company or its Subsidiaries and does not infringe with the rights of any other person or entity. Except as otherwise provided in Schedule 4.33, neither the Company nor any Subsidiary has the obligation to compensate, or to obtain the consent of, any Third Party for the use of any item of the Intellectual Property and Information. Except as disclosed on Schedule 4.33 there is neither pending (nor, to the Company's knowledge, threatened) any suit, action, claim, arbitration, grievance, litigation, administrative or legal or other proceeding, or to the Company's knowledge, investigation, against the Company or any Subsidiary or its licensors contesting the validity of, or the Company's or a Subsidiary's right to use, any of the Intellectual Property and Information. Except as otherwise provided on Schedule 4.33 (except for employees and authorized agents and contractors of Company or its Subsidiaries, who have a need to know, and who have the right to use the Intellectual Property and Information in connection with the performance of their duties on behalf of the Company): (i) neither the Company nor any Subsidiary has granted any license or other right to use, in any manner, any item of the Intellectual Property and Information, whether or not requiring the payment of royalties, and (ii) no Third Party has any right to use any of the Intellectual Property and Information.

                           4.33.3. Except as set forth in Schedule 4.33.3, the
Software is designed to be used prior to, during, and after the calendar year 2000, and the Software used during such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first

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centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology which interfaces with or provides data to the software complies with the Company's requirements ("Year 2000 Compliant"). No warranty is provided with respect to any hardware. The Company does not currently market, any of the items of Software described on Schedule 4.33.3 and the Company has no obligation to maintain or upgrade any such items which are currently licensed or to cause any such items of Software to be or to become Year 2000 Compliant, except for those six items listed on Schedule 4.33.3 under the heading "Bespoke software projects, licensed to one client only" (the "Bespoke Software"). The Company represents and warrants that it has no express obligation to cause any item of the Bespoke Software to be or become Year 2000 Compliant, and in the event the Company has, by implication, operation of law or otherwise to have such an obligation, then the Sellers will indemnify, pursuant to Section 10.1.1, the Purchaser and any other persons named therein; provided, however, that the parties hereto shall take commercially reasonable action to minimize any damage as a result of such obligation.

                  Section 4.34. Infringement.

                  (a) To the Sellers' and the Company's knowledge, no Third Party is infringing all or any portion of the Intellectual Property and Information.

                  (b) There is no interference action or other litigation pending or, to the Sellers' and the Company's knowledge, threatened before any Governmental Entity (including, without limitation, the United States Patent and Trademark Office or corresponding Governmental Entities in non-U.S. jurisdictions) in regard to any of the Intellectual Property and Information.

                  (c) The modification, use, promotion, distribution, licensure and/or sale of the Intellectual Property and Information has not infringed and does not infringe any Intellectual Property and Information right of any Third Party. Neither the Company nor any Subsidiary has received notice of infringement upon, misappropriation of or conflict with any asserted right of any Third Party, and to the Company's knowledge, there is no basis for any such notice.

                  (d) The creation, development and reduction to practice of the Intellectual Property and Information have not constituted or involved, and do not constitute or involve, the misappropriation of trade secrets or other rights of any other Person (including, without limitation, any Governmental Entity).

                  Section 4.35. Software.

                  (a) Specifications; Claims. The Software functions in accordance with the published documentation and specifications therefor in all material respects. Except as set forth on Schedule 4.35, all of the Software is available in "general release" form (as opposed to only "alpha," "beta" or "early release" forms) and except as set forth in Schedule 4.35 there exists user and technical documentation that describes the functionality provided by such Software and which is

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accurate in all material respects. The Software is not subject to any pending,
(or, to the knowledge of the Company and Sellers, threatened) litigation, arbitration, or other proceeding (or, to the knowledge of the Company and Sellers, any investigation) of or before any court, arbitrator or Governmental Entity by any Person, nor to the knowledge of the Company and Sellers, does any Person have the right to assert any such litigation, arbitration, proceeding, or investigation that the Company is in material breach of any license, lease or service agreement with respect to such Software, other than claims for warranty granted by the Company.

                  (b) Software Licenses. Except as set forth on Schedule 4.35, neither the Company nor any of its Subsidiaries has licensed, leased, sold or otherwise transferred or disclosed the source code for any of the Software Licenses to any Person other than pursuant to a valid and binding license agreement identified in Schedule 4.35, or disclosure of such source code to Employees and consultants pursuant to an agreement protecting the intellectual property rights therein. A complete and accurate list of all Software Licenses currently in effect is set forth on Schedule 4.35 attached hereto.

                  (c) Financial Matters. The cost, which is now known or should with the exercise of reasonable diligence be known to the Company, of the Company's and the Subsidiaries' outstanding obligations (i) to perform or reperform for its customers any installation, implementation, warranty, maintenance, modification, upgrade, enhancement, consulting, or other services in connection with any Software, and (ii) to deliver, license, or develop Software to or for its customers, does not exceed the aggregate payments to be received from those customers attributable to each such obligation to a degree which individually or in the aggregate would have a Material Adverse Effect.

                  Section 4.36. Transactions with Affiliates. No director, officer, key employee or shareholder of the Company or any Affiliate of any of the foregoing has during the past two (2) years: (a) received or earned, or
(b) had an ownership interest (whether direct or indirect) in any business, corporate or otherwise (other than a 10% or less interest in any company or other entity traded on any national security exchange), which has or had any business arrangement or relationship of any kind under which it has received or earned, payments from the Company in excess of Ten Thousand Dollars ($10,000) in any year, except as described in Schedule 4.36 attached hereto. There are no contracts, obligations or arrangements between the Company or any Subsidiary and any current or former director, officer, shareholder or employee of the Company or any Affiliate of any such person except for those identified on Schedule 4.36 or another Schedule hereto, a complete copy of each of which (including all amendments) has been delivered to Purchaser. Except as set forth on Schedule 4.36, neither the Company nor any of its Subsidiaries are indebted to any Seller or his Affiliates (the "Shareholder Loans"), and Schedule 4.36 contains a complete list of all amounts owed to the Company or any Subsidiary by any Seller or his Affiliates (the "Shareholder Receivables").

                  Section 4.37. Compensation to Employees, Etc. Schedule 4.37 lists each of the Employees. In addition, Schedule 4.37 lists (i) the base salary, as currently in effect, for each

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Employee, (ii) the bonus arrangements, if any, currently in effect for each of the Employees, (iii) the commission arrangements, if any, currently in effect for each of the Employees and (iv) the date on which the most recent salary increase went into effect for each of the Employees and the amount of each such increase. There are no Contracts (including, without limitation, collective bargaining agreements) with any officer, director, employee or independent contractor of the Company or any Subsidiary, except as set forth on Schedule 4.37. There are no pension plans or profit sharing plans, commission agreements, bonus, stock options, other plans, agreements or arrangements providing for any officer, director, employee or independent contractor of the Company or any Subsidiary to receive any remuneration or other benefit or right to be entitled thereto, except as set forth on Schedule
4.37 or the Contracts referred to therein. There is not pending or, to the knowledge of the Company or any Seller, threatened any labor dispute or work stoppage involving any employee or independent contractor of, or materially affecting the business of the Company and the Subsidiaries, or any obligation to continue the employment or engagement of any of the Company's officers, directors or employees, except as set forth on Schedule 4.37 or required by applicable law. Except as disclosed on Schedule 4.37 or the Contracts referred to therein, neither the Company nor any Subsidiary has agreed to increase the compensation level of any of its officers, directors, employees or independent contracts or has any understanding respecting such an increase.

                  Section 4.38. Overtime, Back Wage, Vacation, and Discrimination Claims. There are no outstanding material claims against the Company or any Subsidiary (whether under any applicable law, under any employment agreement, or otherwise) asserted by any present or former employee of the Company or any Subsidiary on account of or for employment issues including but not limited to (i) overtime pay, other than overtime pay for work done during the current fiscal year; (ii) wages or salary for any period other than the current fiscal year; (iii) any amount of vacation pay or pay in lieu of vacation time, other than vacation time or pay in lieu thereof earned in or in respect of the current fiscal year; (iv) any amount of unused vacation days or pay in lieu of unused vacation days enjoyed before or during the fiscal year 1996 or (v) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work, and to the Company's knowledge there are no such claims which have not been asserted. No person or party (including any Governmental Entity) has asserted or, to the knowledge of the Company or any Seller, either threatened to assert any claims against or has any basis for any action or proceeding against the Company or any Subsidiary under or arising out of any statute, ordinance or regulation relating to employment issues including but not limited to discrimination or occupational safety in employment or employment practices.

                  Section 4.39. Pension and Other Employee Benefit Plans. Except for the items listed on Schedule 4.39 (the "Plans"), there are no plans, funds, policies, programs, agreements, arrangements or understandings sponsored, maintained or contributed to by the Company or any Affiliated Company (as hereinafter defined) or to which the Company or any Subsidiary is a party (other than Contracts with Employees required to be disclosed under Schedule 4.37) which provide any employee of the Company or any Subsidiary (or any dependent or beneficiary of any such employee) with (i) retirement benefits or deferred compensation; (ii) severance or separation from service benefits; (iii) incentive, performance, stock, share appreciation or bonus awards; (iv) health

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care benefits; (v) disability income or wage continuation benefits; (vi)
supplemental unemployment benefits; (vii) life insurance, death or survivor's benefits; (viii) accrued sick pay or vacation pay; or (ix) any other type of employee benefit offered under any arrangement, whether or not subject to characterization as an "employee benefit plan" within the meaning of Section 3(3) of ERISA. As to the Plans, each of the following is true: (a) all amounts due as contributions to the Plans or payments from the Plans have been timely paid; (b) the Company and any Affiliated Company have performed or satisfied all material obligations required to be performed or satisfied by them under, and are not in default under or in violation of, the Plans; (c) the form and operation of each of the Plans complies in all material respects with the requirements (including, but not limited to, reporting and disclosure requirements applicable to them) prescribed by all statutes, orders or governmental rules or regulations applicable to the Plans; (d) neither the Company nor any Affiliated Company or any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject the Plans (or its related trust), the Company or any Affiliated Company, Purchaser, any shareholder, officer, director, partner or employee of the Company or of any Affiliated Company or Purchaser, or any trustee, administrator or other fiduciary of the Plans to the tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA; (e) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Company's knowledge, threatened, against the Plans or against the assets of the Plans; (f) each of the Plans intended to be qualified under
Section 401 of the Code, has been so qualified during the period from its adoption to the date hereof, and will continue to be so qualified through the Closing Date; (g) each trust maintained in connection with any of the Plans and intended to be exempt from tax under Section 501(a) of the Code, has been so exempt during the period from its adoption to the date hereof, and will continue to be so exempt through the Closing Date; and (h) except as disclosed on Schedule 4.39, there has been no amendment to, written interpretation or announcement (whether or not written) by either the Company or any Affiliated Company relating to, or change in employee participation or coverage under, the Plans which would increase materially the expense of maintaining the Plans above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1997. For purposes of this Section 4.39, "Affiliated Company" means (x) a member of any "controlled group" (as defined in Section 414(b) of the Code) of which the Company is a member, (y) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with the Company, or (z) a member of any affiliated service group (within the meaning of Section 414(m) of the Code) of which either of the Company is a member. The Company and any Affiliated Company do not sponsor or contribute to, and have not in the past sponsored or contributed to, and have no Liabilities with respect to, any defined benefit plan subject to Title IV of ERISA or any "multi-employer plan" (as defined in Section 3(37) of ERISA). The Company delivered to Purchaser a complete copy of the Plans, including any related trust agreement, all amendments to the Plans or such trust agreement, the three most recent annual reports (Form 5500, including all Schedules thereto) prepared in connection with the Plans and the most recent Internal Revenue Service determination letters received with respect to any of the Plans intended to be qualified under Code Section 401.

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                                                                     Execution

                  Section 4.40. Management Contracts. The Management Contracts do not qualify as employment contracts under Dutch law. The Sellers and the Company agree that the Management Contracts will be deemed to be terminated by the parties thereto as of the Closing Date without the need for any further action on the part of any person or entity and this Agreement is full evidence thereof. There are no outstanding or, to the knowledge of Sellers and the Company, threatened claims against the Company in connection with the Management Contracts and the Company has fully complied with all of its material obligations pursuant to the Management Contracts. Except as set forth on Schedule 4.40, no remuneration, wage tax or social premiums are due or shall be payable by the Company at any time in connection with the Management Contracts.

                  Section 4.41. Commission. Seller will pay Nationsbanc Montgomery Securities LLC an advisory fee as required pursuant to Sellers' engagement letter with Nationsbanc Montgomery Securities LLC dated May 31, 1998. Other than the fees payable to Nationsbanc Montgomery Securities LLC described in the preceding sentence, neither the Company, its Subsidiaries, any Seller nor anyone on its, his or their behalf has made any agreement or taken any action which may cause anyone claiming through the Company, any Subsidiary or any Seller to become entitled to a commission as a result of the sale of the Shares or the other transactions contemplated pursuant to this Agreement.

                  Section 4.42. Corporate Records. The corporate books and records of the Company and its Subsidiaries have been maintained in accordance with applicable law, including but not limited to those necessary to maintain the limited liability characteristics of the Company and its Subsidiaries.

                  Section 4.43. Hart-Scott-Rodino Antitrust Improvements Act. The Company had less than $15 million of "total assets" in the U.S. as at the date of its "last regularly prepared balance sheet," and had less than $25 million of "annual sales" "into" the U.S. set forth on its "last regularly prepared annual statement of income and expenses," as such terms are defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended.

                  Section 4.44. Dutch and European Competition Law. In 1997, the turnover of the Company in the Netherlands was not equal to or did not exceed 30 million Dutch guilders as referred to in article 29 of the "mededingingswet" (Competition Act), nor does the Company have or did the Company have a turnover of at least 25 million ECU (European Currency Unit) in each of three member states of the European Union.

                  Section 4.45. Marital Status. Of the following persons: L.
H. D. Mulder, E. de Waart, C. Fung-A-You, L. A. Derks and A. S. L. Schuermans, the only ones who are married are E. de Waart (whose spouse is Wydia Nanhoe) and A. S. L. Schuermans (whose spouse is Manon Verhoeven).

                  Section 4.46. Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules, nor any other financial statement, document or other instrument

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furnished by the Company or any Subsidiary or any Seller to Purchaser in
connection with the transactions contemplated hereby contains any untrue statement of any material fact or omits to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. Any disclosure or exception by Sellers or the Company in this Agreement, in any exhibit or schedule hereto, or in any document, schedule or other written information delivered to Purchaser in connection herewith, shall be deemed to be a disclosure and exception with respect to the same or similar matter contained elsewhere in this Agreement or any exhibit or schedule hereto.


                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES RESPECTING PURCHASER

                  Purchaser hereby makes the following representations and warranties to the Company and the Sellers, each of which shall survive the Closing and expire as provided in this Agreement.

                  Section 5.1. Organization. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

                  Section 5.2. Due Authorization. The execution and delivery of this Agreement by Purchaser and performance of the obligations of Purchaser contemplated hereby have been duly and validly authorized by all necessary corporate action. Purchaser has the right, power and authority to enter into and perform this Agreement and any other agreements contemplated hereby, and this Agreement constitutes the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

                  Section 5.3. Conflict With Other Instruments. The execution, delivery and performance of this Agreement by Purchaser does not contravene any provision of Purchaser's charter or bylaws and will not result in a breach of, or constitute a default under, any agreement or other document to which Purchaser is a party or by which Purchaser is bound, or any decree, order or rule of any court or Governmental Entity or any provision of applicable law which is binding on Purchaser. Purchaser is not required to obtain any consent, approval or authorization of or file, register or qualify with any Governmental Entity, or any corporation, person or other entity (including any party to any contract or agreement with Purchaser) for the execution, delivery and performance of this Agreement. Purchaser is not required to obtain any consent, approval or authorization of or file, register or qualify with any Governmental Entity, or any corporation, person or other entity (including any party to any contract or agreement with Purchaser) (i) for the execution, delivery and performance of this Agreement by Purchaser, (ii) in order for Purchaser to consummate the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, filing, registration or qualification would not have a materially adverse impact on the Purchaser or upon the consummation of the transactions contemplated by this Agreement.

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                  Section 5.4. Commission. Purchaser will pay C. E. Unterberg,
Tobin an advisory fee as required pursuant to Purchaser's engagement letter with C. E. Unterberg, Tobin dated June 25, 1998. Other than the fees payable to C.E. Unterberg, Tobin described in the preceding sentence, neither the Purchaser nor anyone on its behalf has made any agreement or taken any action which may cause anyone claiming through the Purchaser to become entitled to a commission as a result of the sale of the Shares or the other transactions contemplated pursuant to this Agreement.

                  Section 5.5. Financing. Purchaser's obligation to consummate the transactions contemplated by this Agreement is not subject to or conditioned upon obtaining financing, and Purchaser has sufficient funds or resources to pay in full the purchase price due to Sellers hereunder.

                  Section 5.6. Investment Purpose. Purchaser is acquiring the Shares for its own account for investment purposes and not with a view toward any resale or distribution in connection therewith.

                  Section 5.7. Statements and Other Documents Not Misleading. Neither this Agreement nor any document or other instrument heretofore or hereafter furnished by Purchaser to Sellers or the company in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading.

                  Section 5.8. No Legal Actions. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, threatened against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement, and Purchaser does not know or have any reason to be aware of any basis for the same.


                                  ARTICLE VI
                      CERTAIN COVENANTS AND OTHER MATTERS

                  Section 6.1. Corporate Examinations and Investigations. Each Seller and the Company agree to reasonably cooperate (and to cause the Company's officers and the Company's and each Seller's employees, consultants, agents, attorneys and accountants to reasonably cooperate) fully with Purchaser and with its counsel, accountants and representatives in the conduct of their due diligence investigation of the Company from legal, environmental, insurance, valuation and solvency perspectives and, in connection with such due diligence investigation, to grant to Purchaser and such representatives reasonable access to the properties, books and records, contracts, creditors, vendors and suppliers of the Company (the "Due Diligence Investigation"). The Due Diligence Investigation shall not diminish any of the representations, warranties, covenants or agreements of the Seller or the Company under this Agreement or reduce Purchaser's right to pursue such remedies at law or hereunder as it would otherwise have in the absence of having conducted such Due Diligence

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Investigation. Any costs related to Purchaser's further examination and investigation as described in this paragraph will be charged to Purchaser.

                  Section 6.2. Confidentiality. Unless otherwise agreed to in writing by the Company or the Seller or as otherwise required by law, Purchaser agrees for itself and its officers, directors, affiliates, employees, attorneys, accountants, agents and representatives, (i) to keep all Proprietary Information (as hereafter defined) confidential and not to disclose or reveal any Proprietary Information to any person other than its officers, directors, affiliates, employees, attorneys, accountants, other agents and representatives who are participating in the evaluation of the Company and the transactions contemplated hereby and who need to know the Proprietary Information for the purpose of evaluating the Company and/or the transactions contemplated hereby and who have been informed of the obligation of confidentiality and nondisclosure contained in this section; and (ii) not to use the Proprietary Information for any purpose other than in connection with the evaluation and/or consummation of the transactions contemplated hereby. As used herein, the term "Proprietary Information" means confidential information about the Company furnished to Purchaser by the Company; provided, however, that Proprietary Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Purchaser (or its officers, directors, affiliates, employees, attorneys, accountants, agents and representatives) in violation of this Agreement, (ii) was available to Purchaser on a non-confidential basis prior to its disclosure by the Company as evidenced by existing records or (iii) becomes available to Purchaser on a non-confidential basis from a person other than the Company who is not otherwise bound by a confidentiality agreement with the Company. The obligations of Purchaser under this Section 6.2 shall terminate upon the Closing Date. Purchaser shall be responsible for any breach of this section by any of its officers, directors, affiliates, employees, attorneys, accountants, agents or representatives. For purposes of this section "confidential information" includes all information disclosed by Sellers, the Company and its Subsidiaries, or its employees, officers or agents, or acquired by observation of Company and its Subsidiaries, which has value, actual or potential, from not being generally known to others. If the Closing is not consummated, Purchaser will, upon the request of the Company or Seller, destroy or return to the Company or Seller, as the case may be, all Proprietary Information which is in writing or can otherwise be destroyed or returned.

                  Section 6.3. Restriction on Certain Discussions and Actions. Each Seller and the Company agree that until the Closing Date, they will refrain, and will direct and cause the Company's and its Subsidiaries' officers and directors and the Company's, its Subsidiaries' and the Sellers' affiliates, employees, attorneys, accountants and other agents and representatives to refrain, from taking any action, directly or indirectly, to solicit, encourage, initiate or participate in any way in discussions or negotiations with, or furnish any information with respect to the Company to, any person or other entity (other than Purchaser and its representatives) in connection with any possible or proposed sale of capital stock, sale of a substantial portion of the assets, merger or other business combination involving the Company or the acquisition of an equity interest in the Company or a subsidiary of the Company or any similar transaction involving the Company or a subsidiary of the Company. Each Seller and the Company agree that none of them will (without Purchaser's prior

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

written consent) disclose this Agreement or the matters referred to herein to any other prospective acquirer of the Company until the Closing Date.

                  Section 6.4. Conduct of Business Prior to the Closing. Between the date of this Agreement and the Closing:

                  (a) The Company and its Subsidiaries shall conduct their Business, operations, activities and practices in the usual and ordinary course, consistent with its past practices;

                  (b) Neither the Company, any Subsidiary nor any Seller shall take or suffer or permit any action which would render untrue any of the representations or warranties of Seller and the Company herein contained, and neither the Company, any Subsidiary nor any Seller shall omit to take any action the omission of which would render untrue any such representation or warranty;

                  (c) The Company and its Subsidiaries shall preserve their business organization intact, use reasonable efforts to: keep available to themselves the present services of their employees; preserve for themselves the goodwill of the Company's and the Subsidiaries' suppliers and customers and others with whom business relationships exist; maintain their tangible property in the same condition as it now exists, ordinary wear and tear excepted; maintain the insurance policies identified on Schedule 4.31 in full force and effect; and maintain in full force and effect all agreements, and all material licenses, permits, authorizations and approvals necessary for the operation of the Business;

                  (d) Except as set forth in Schedule 6.4, neither the Company nor any Subsidiary shall grant or otherwise make, or agree to grant or otherwise make, any increase in the compensation payable or to become payable by it to any employees of the Company or any Subsidiary.

                  (e) Neither the Company nor any Subsidiary shall sell or dispose of any of its Assets used or useful in the operation of its Business (otherwise than in the ordinary course of business consistent with past practice);

                  (f) Neither the Company nor any Subsidiary shall enter into any agreement not in the ordinary course of business;

                  (g) Neither the Company nor any Subsidiary shall cancel, waive or modify any claims or rights owned by, or running in favor of, it;

                  (h) Neither the Company nor any Subsidiary shall make any amendment to the Articles of Incorporation, by-laws or any document of incorporation of the Company or any Subsidiary;

                  (i) Neither the Company nor any Subsidiary shall permit the creation or attachment of any lien, encumbrance or charge on any of the Company's or any Subsidiary's Assets;

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                  (j) Neither the Company nor any Subsidiary shall incur any debts, Liabilities or obligations, or any waiver of any rights of substantial value, except in the ordinary course, consistent with past practice, pursuant to any existing loan agreements as in effect on the date hereof;

                  (k) Neither the Company nor any Subsidiary shall discharge or satisfy of any Liens, or any payment of any Liens or Liabilities, except in the ordinary course of business, consistent with past practice or except as contemplated by this Agreement;

                  (l) Neither the Company nor any Subsidiary shall increase the salary or other compensation payable to any of its executive officers or directors or the declaration, payment, commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person, except to the extent disclosed in this Agreement;

                  (m) Neither the Company nor any Subsidiary shall declare or pay any dividends or distributions of its Cash or property to its shareholder; and

                  (n) Neither the Company nor any Subsidiary shall, except for the agreement of each Seller to sell the Shares to Purchaser pursuant hereto, make or authorize any sale, transfer or issuance of any capital stock, equity security or debt security of the Company or any Subsidiary or any option, warrant, right or commitment or agreement entered into requiring or permitting any such sale, transfer or issuance, except to the extent disclosed in this Agreement.

                  Section 6.5. Publicity. Purchaser shall determine whether and when to make an initial press release, if any, announcing this Agreement, and if it so determines to make such a release, it shall obtain prior approval of Sellers, which shall not be unreasonably withheld, with respect to the content of such release prior to making any such release. Except as may be required by law, neither the Company nor any of the Sellers (or any of their respective Affiliates) shall issue a press release or make any other public announcement concerning this Agreement or its subject matter without advance approval thereof by Purchaser.

                  Section 6.6. Removal of Liens. Each Seller covenants and agrees to cause all of the liens other than the permitted liens identified on
Schedule 6.6 hereof (the "Permitted Liens") to be removed from the Assets on or prior to the Closing Date.

                  Section 6.7. Telephone Service and Internet Access. Seller and the Company agree to take such actions prior to the Closing as shall be reasonably necessary in order for all telephone numbers and Internet websites, e-mail addresses and other electronic communication systems, currently used in connection with the Company's business to remain in operation for continued use by the Company following the Closing.

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                  Section 6.8. Benefit Plans. Between the date hereof and the
Closing Date, the Company shall maintain in full force and effect the Plans as they pertain to the Company's Employees or former Employees and, in connection therewith:

                           6.8.1. Plan Changes. Except as may be required by
law or as may be necessary to continue the qualified status under Section 401 of the Code, the Company shall not adopt, terminate, amend, extend, or otherwise change any Plans without the prior written consent of Purchaser, and the Company and the Seller shall give Purchaser prior written notice of the Company's intention to take any such action required by law or necessary to continue the qualified status of any Plans as they pertain to such Company's Employees or former Employees.

                           6.8.2. Contributions and Payments. The Company
shall not make, cause to be made, or agree to make any contribution, award, or payment under any Plans as they pertain to the Company's Employees or former Employees, except at the time and to the extent required by the written terms thereof, without the prior written consent of Purchaser.

                  Section 6.9. Employment Agreements. At the Closing, the Purchaser shall cause the employers named in the Employment Agreements to sign, and the Sellers shall cause the employees named in the Employment Agreement to sign, the Employment Agreements.

                  Section 6.10. Guaranty Agreements.

                  (a) The Purchaser shall cause Systems & Computer Technology Corporation to sign, and each of the Sellers shall sign a guaranty agreement in the form agreed to by the parties thereto, contemporaneous with the execution of this Agreement.

                  (b) The Sellers shall cause L. H. D. Mulder, L. A. Derks, A.
S. L. Schuermans, C. Fung-A-You, E. de Waart, Wydia Nanhoe and Manon Verhoeven to sign, and the Purchaser shall cause Systems and Computer Technology International B.V. to sign, a guaranty agreement in the form agreed to by the parties thereto, contemporaneous with the execution of this Agreement.

                  Section 6.11. Employee Bonuses. The Purchaser agrees to pay or cause the Company to pay the retention bonuses in the amounts and to the individuals listed on Schedule 6.11 according to the following schedule: 20% of the retention bonus shall be paid no later than thirty (30) days following the Closing Date, 40% shall be paid no later than October 31, 1999 and the remaining 40% shall be paid no later than October 31, 2000; provided, however, if any employee is not employed by the Company on the date any portion of the retention bonus is payable then such employee shall not be entitled to receive such portion of the retention bonus or any portion remaining payable thereafter.

                  Section 6.12. Escrow Agreement. The Purchaser (or its assignee) and the Sellers named in the Escrow Agreement shall enter into the Escrow Agreement within two (2) weeks after the Closing Date.

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


                                  ARTICLE VII
                   CONDITIONS TO THE OBLIGATION OF PURCHASER

                  The obligation of Purchaser to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by
Purchaser:

                  Section 7.1. Representations and Warranties True. The representations and warranties of each Seller and the Company contained in this Agreement and the information contained in the Schedules to this Agreement and any closing documents delivered by Sellers or the Company in connection with this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the Closing Date as though made at such time, and Sellers shall have executed and delivered to Purchaser a certificate to that effect.

                  Section 7.2. Performance of Obligations. The obligations of each Seller and the Company to be performed by any of them on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and, at the Closing, Sellers shall have executed and delivered to Purchaser a certificate to that effect.

                  Section 7.3. Consents and Estoppels. All Consents from third parties (including, without limitation, lenders, creditors, vendors and landlords) and Governmental Entities, required to consummate the transactions contemplated hereby, shall have been obtained, and Purchaser shall have received the acknowledgment of the landlord under each of the Leases that the Company is not in default of any such Lease.

                  Section 7.4. Absence of Litigation. There shall not be any litigation, action or proceeding pending (including, without limitation, any litigation or proceeding arising under antitrust or securities laws) to restrain or invalidate the sale and purchase of the Shares or the other transactions contemplated herein.

                  Section 7.5. Certified Resolutions. Purchaser shall have received a certified copy of the resolutions of the Board of Directors and of the shareholders (if such approval is required pursuant to applicable corporate law) of the Company authorizing and approving the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein.

                  Section 7.6. Delivery of Specified Documents. Sellers shall have delivered to Purchaser all of the documents and instruments specified in
Section 3.1.2 hereof on or prior to the Closing Date.

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                  Section 7.7. Opinion of Counsel for Seller. Sellers shall
have delivered to Purchaser an opinion of their counsel, Trenite van Doorne, dated the date of the Closing and satisfactory to Purchaser and its counsel, to the effect that:

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Kingdom of the Netherlands, and the Company is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage;

                  (b) The Company and each Seller have the right, power, authority and capacity to enter into this Agreement and to perform their respective obligations under this Agreement, and each Seller has the right, power, authority and capacity to sell, assign, transfer, convey and deliver the Shares to the Purchaser pursuant to this Agreement;

                  (c) The execution, delivery and performance of this Agreement by the Company and Sellers will not contravene any provision of the Company's Articles of Incorporation or bylaws as the case may be, and will not result in a breach of, or constitute a default under, any agreement or other document to which the Company or any Seller is a party or by which the Company or any Seller is bound and of which such counsel has knowledge, or any decree, order or rule of any court or Governmental Entity or any provision of applicable law which is binding on the Company or any Seller or on any of the Shares or any of the Assets;

                  (d) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and shareholder action of the Company;

                  (e) The Company's authorized capital stock consists of 20,000 shares of capital stock, and to the knowledge of such counsel, the Shares are the only shares of capital stock of the Company issued and outstanding. The Shares are owned of record and, to the knowledge of such counsel, beneficially solely by the Sellers. Each of the Shares has been validly issued, fully paid and nonassessable, and except for the Shares, the Company has not issued other shares of capital stock. There are no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of the Company, and there are no outstanding debt securities of the Company convertible into equity securities or otherwise containing equity provisions; and

                  (f) The instruments of transfer delivered by Sellers to Purchaser at the Closing (i) have been duly authorized and executed by and are binding and enforceable against each Seller in accordance with their respective terms, subject to bankruptcy, reorganization, moratorium, insolvency or other laws and decisions affecting creditors' rights generally and to general equity principles, and (ii) assuming the Purchase Price has been paid to the Sellers in accordance with this

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Agreement, convey good and marketable title in and to the Shares to the
Purchasers, free and clear of all Liens.

                  Section 7.8. Assignment. The rights of Purchaser under this Agreement shall have been assigned to SCT BV.


                                 ARTICLE VIII
                    CONDITIONS TO THE OBLIGATION OF SELLER

                  The obligation of Sellers to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by any Seller:

                  Section 8.1. Representations and Warranties True. The representations and warranties of Purchaser contained in this Agreement and the information in the Schedules to this Agreement and any closing documents delivered by Purchaser in connection with this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects at the Closing Date as though made at such time and, at the Closing, Purchaser shall have delivered to Sellers a certificate to that effect signed by its President or any Vice President.

                  Section 8.2. Performance of Obligations. Each of the obligations of Purchaser to be performed by it on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all respects and, at the Closing, Purchaser shall have delivered to Sellers a certificate to that effect signed by its President or any Vice President.

                  Section 8.3. Absence of Litigation. There shall not be any litigation, action or proceeding, pending or threatened (including, without limitation, any litigation or proceeding arising under antitrust or securities laws), to restrain or invalidate the sale and purchase of the Shares or the other transactions contemplated herein.

                  Section 8.4. No Material Changes. No material adverse change shall have occurred in the results of operation or financial condition of the Purchaser after the date of this Agreement.

                  Section 8.5. Delivery of Specified Documents. Purchaser shall have delivered to Sellers all of the documents and instruments specified in Section 3.1.2.

                  Section 8.6. Opinion of Counsel for Purchaser. Purchaser shall have delivered to Sellers an opinion of its counsel, Pepper Hamilton LLP, dated the date of the Closing and satisfactory to Seller and its counsel, to the effect that:

                  (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

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                  (b) [The execution and delivery by Purchaser of this
Agreement and the performance by it of the transactions contemplated hereunder, have been duly authorized by all necessary corporate action, do not and will not contravene any provisions of Purchaser's charter or bylaws] and represent the valid and binding obligations of Purchaser enforceable in accordance with their respective terms, subject to bankruptcy, reorganization, moratorium, insolvency or other laws and decisions affecting the rights of creditors generally and to general equity principles; and

                  (c) Such counsel has no knowledge, without having undertaken an independent investigation, of any action or proceeding instituted or threatened by or before any court or Governmental Entity to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

In rendering such opinion, such counsel may assume for purposes of its opinion other than clause (a) and [bracketed part of (b)] that to the extent that matters governed by Delaware law are opined upon, the laws of the State of Delaware are the same as those of the Commonwealth of Pennsylvania.


                                  ARTICLE IX
                            POST-CLOSING COVENANTS

                  Section 9.1. Books and Records of Seller. Following the Closing, each Seller agrees to permit Purchaser and its representatives to inspect the books and records of Sellers insofar as they relate to the Company during regular business hours and at no expense to Sellers in order for Purchaser and such representatives to obtain information relevant to the Transaction and to Purchaser's tax returns, third party claims or litigation involving Purchaser, or as otherwise reasonably required for the conduct of Purchaser's business. Sellers agree to maintain such books and records insofar as they relate to the Company for a period of five (5) years after the Closing Date.

                  Section 9.2. Books and Records of the Company. Following the Closing, Purchaser agrees to permit Sellers and their representatives to inspect the books and records of the Company during regular business hours and at no expense to Purchaser or the Company in order for Sellers and such representatives to obtain information relevant to the transactions contemplated hereby and to Sellers' tax returns, third party claims or litigation involving Sellers, or as otherwise reasonably required for the conduct of Sellers' business. The Company agrees to maintain such books and records for a period of five (5) years after the Closing Date.


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                                   ARTICLE X
                           INDEMNIFICATION; EXPENSES

                  Section 10.1. General Indemnification.

                           10.1.1. Each of the Sellers (and the Company in the
event this Agreement is terminated prior to the Closing) hereby jointly and severally agree to indemnify, defend and hold harmless Purchaser (and the Company in the event the Closing occurs) and each of their directors, officers, employees, affiliates, agents and shareholders from and against any and all Losses arising out of, based upon or resulting from (a) any inaccuracy of any representation or warranty of any Seller or the Company which is contained in or made pursuant to this Agreement; (b) any breach by any Seller or the Company of any of their agreements or obligations contained in or made pursuant to this Agreement; (c) any breach by any officer or director of the Company of any fiduciary duty owed by such officer or director to any shareholder of the Company, which breach occurred prior to, in connection with or as a result of the Closing and the transactions contemplated to take place at Closing; and (d) any and all Third Party Litigation arising out of any of the foregoing. Notwithstanding anything to the contrary contained herein, (x) Shareholder F shall have no obligation to indemnify, defend and hold harmless the Purchaser or anyone else with respect to any inaccuracy of the representations set forth in Section 4.5 (a) or Section 4.5 (c) and (y) Shareholder G shall have no obligation to indemnify, defend and hold harmless the Purchaser or anyone else with respect to any inaccuracy of the representations set forth in Section 4.5 (a) or Section 4.5 (b).

                           10.1.2. Purchaser (and the Company in the event the
Closing occurs) hereby jointly and severally agree to indemnify, defend and hold harmless Sellers and the Company and each of its directors, officers, employees, affiliates, agents and shareholders from and against any and all Losses arising out of, based upon or resulting from (i) any inaccuracy of any representation or warranty of Purchaser which is contained in or made pursuant to this Agreement, (ii) any breach of Purchaser of any of its agreements or obligations contained in or made pursuant to this Agreement, or (iii) any and all Losses arising out of, based upon or resulting from the operations or conduct of the Business of the Company and its Subsidiaries on and after the Closing Date, except to the extent that Sellers are liable for the same pursuant to Section 10.1.1.

                           10.1.3. Promptly after receipt by any person
entitled to indemnification under this Section 10.1 (an "indemnified party") of notice of the commencement of any action in respect of which the indemnified party will seek indemnification hereunder, the indemnified party shall so notify in writing the person(s) from whom indemnification hereunder is sought (collectively, the "indemnifying party"), but any failure so to notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under this Section 10.1 except to the extent that the indemnifying party's ability to defend such claim is materially prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such action and to assume control of such defense; provided, however, that:

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                  (a) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                  (b) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party;

                  (c) the indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from liability in respect of such claim; and

                  (d) the indemnified party shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the indemnifying party, which shall not be unreasonably withheld;

                  (e) the indemnified party shall cooperate with the indemnifying party in the contest or defense thereof; and

                  (f) the indemnifying party shall not be entitled to control but shall be entitled to participate at its own expense in the defense of, and the indemnified party shall be entitled to have sole control at its own expense over, the defense or settlement of any claim to the extent the claim seeks an order, injunction or other equitable relief against the indemnified party which, if successful, could materially interfere with the business, operations, assets, condition or prospects of the indemnified party.

                           10.1.4. After written notice by the indemnifying
party to the indemnified party of its election to assume control of the defense of any such action, the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party in connection with the defense thereof. If the indemnifying party does not assume control of the defense of such claims as provided in this Section 10.1.4, the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this
Section 10.1.4. The reimbursement of fees, costs and expenses required by this
Section 10.1.4 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  Section 10.2. Seller's Claims Against the Company. Each Seller agrees that he, she or it will not seek, nor will he, she or it be entitled to, contribution from, or indemnification by, the Company or any Subsidiary, under the Company's or any Subsidiary's by-laws, this Agreement, applicable corporate laws or other laws or otherwise, in respect of amounts due from the Sellers to Purchaser under this Article X or otherwise under this Agreement, and each Seller will hold the Company, each Subsidiary and Purchaser harmless in respect of all such amounts and shall not seek


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to join the Company in connection with any suit arising under this Agreement.
Each Seller also agrees that he, she or it will not make claim against any directors and officers insurance policy maintained or to be maintained by the Company or any Subsidiary in respect of amounts due by the Sellers to Purchaser under this Article X or otherwise under this Agreement, if the carrier of such insurance policy would have any right of subrogation against the Company or any Subsidiary in respect of such claim and shall indemnify and hold harmless Purchaser from any such action.

                  Section 10.3. Survival. The representations and warranties, agreements, and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive the date of the Closing and shall continue in full force and effect for a period (the "Survival Period") beginning on the Closing Date and continuing to and including the first anniversary of the Closing Date, and thereafter shall terminate and be of no further force or effect, except with respect to liabilities for any item as to which, prior to the first anniversary of the Closing Date, Sellers or Purchaser shall have asserted a claim in writing as required pursuant to the provisions of this Article X, which claim shall identify the basis with reasonable specificity, in which case the liability for such claim shall continue until it shall have been finally settled, decided or adjudicated. Notwithstanding the foregoing, the period in which Purchaser may make a claim for indemnification under this
Article X with respect to any breach of a representation or warranty made under (i) Section 4.5 shall not expire until the expiration of the applicable statute of limitation period imposed by applicable law, and (ii) Section 4.33,
Section 4.34, and Section 4.35 shall not expire until the second anniversary of the date hereof.

                  Section 10.4. Limitation on Liability.

                           10.4.1. Any other provision hereof to the contrary
notwithstanding, neither party shall have any liability for indemnification hereunder resulting from the inaccuracy of any of its representations or warranties contained in or made pursuant to this Agreement until the aggregate liability of such party resulting from such inaccurate representations or warranties exceeds $350,000 (the "Deductible Amount"), whereupon such party shall be liable for indemnification for all Losses above and beyond the Deductible Amount, subject to the limit on liability set forth below. This limitation shall not be applicable to liabilities hereunder resulting from any other cause. For purposes of calculating the amount of Losses incurred by Purchaser arising out of or resulting from any breach, of a representation, covenant or agreement by any Seller, the Company or any Subsidiary, the references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded. The limitations set forth in this Section 10.4 shall apply regardless of whether Purchaser or the Company pursue remedies under this Article X or otherwise.

                           10.4.2. The maximum monetary liability of the
Sellers on the one hand or the Purchaser on the other hand under this Article 10 shall not exceed $15,000,000; provided, however, that the maximum monetary liability of the Sellers for a breach of the representations and warranties set forth in any of Sections 4.33, 4.34 or 4.35 may exceed $15,000,000 but shall not exceed $17,250,000 (combined with the monetary liability of the Sellers for a breach of any other representations and warranties made hereunder other than in Section 4.5); and provided further, that


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the maximum monetary liability of the Sellers for a breach of the representations and warranties set forth in Section 4.5 may exceed $15,000,000 but shall not exceed $34,500,000 (combined with the monetary liability of the Sellers for a breach of any other representations and warranties made hereunder).

                  Section 10.5. Computation of Losses. Anything in this Agreement to the contrary notwithstanding, the amount of any Losses otherwise payable to Purchaser or the Company shall be reduced: by the amount of net insurance proceeds received by the Purchase or the Company (giving effect to deductibles or self-insured or co-insurance payments made and the costs, if any, of obtaining such insurance proceeds by the Company) as compensation for the damage or Losses caused by the act, omission, fact or circumstance giving rise to the Losses.

                  Section 10.6. Reduction of Indemnification Payments for Tax Benefits. An indemnified party receiving a payment pursuant to this Article X shall reimburse the indemnifying party for any Tax Benefit realized by the indemnified party by reason of incurring an indemnifiable Loss. Such payment shall be due on or before the due date for the first Tax Return on which the Tax Benefit Item giving rise to the payment is reported. To the extent that a Tax Benefit Item is disallowed by the relevant taxing authority the indemnifying party shall reimburse the indemnified party. The parties shall work together to determine the Tax Benefit; to the extent the parties cannot agree on the amount of the Tax Benefit, a mutually agreeable independent accounting firm shall be appointed to determine the amount of the Tax Benefit. Any amount received by the indemnified party from the indemnifying party and then reimbursed by the indemnified party to the indemnifying party pursuant to this Article X shall be deemed never to have been received by the indemnified party for purposes of the indemnification limits provided in Section 10.1 hereof.

                           10.6.1. If a Tax Benefit Item is fully deductible
in the tax year in which the Tax Benefit Item arose, and the Tax Return on which such Tax Benefit Item was reported reports taxable net income, then the Tax Benefit attributable to that Tax Benefit Item shall be paid dollar for dollar.

                           10.6.2. If the Tax Return on which the indemnified
party reports a Tax Benefit Item reports a net loss then:

                  (a) If such loss results in a carry forward, the full amount of such loss shall be treated as a Tax Benefit Item under this Section 10.6, and the excess (if any) of the amount of the Tax Benefit Item over the loss reported on the Tax Return shall be deemed to be fully deductible and the Tax Benefit attributable to that portion of the Tax Benefit Item shall be paid dollar for dollar pursuant to Section 10.6.1 hereof.

                  (b) To the extent a Tax Benefit Item generates a loss which may be carried back, the amount of the Tax Benefit shall be increased by interest (less any income tax due on that interest), but only if such interest is actually paid by the taxing authority and only then to the extent the interest paid is clearly traceable to the Tax Benefit Item.

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                  (c) If or to the extent a Tax Benefit Item results in a loss carry forward, then the amount of the Tax Benefit payable shall be equal to fifty percent (50%) of the amount that would have otherwise been calculated under Section 10.6.1 using the following assumptions. For purposes of calculating the amount of the Tax Benefit under this Section 10.6.1(c), (i) it shall be assumed that the Tax Benefit Item was fully deductible, and (ii) the tax law and highest marginal tax rate for the Tax Year when the Tax Benefit Item was originally reported shall apply.


                                  ARTICLE XI
                                  TERMINATION

                  Section 11.1. Termination. This Agreement may be terminated prior to the Closing as follows:

                  (a) at the election of Purchaser, if any one or more of the conditions set forth in Article VII to its obligation to proceed with the Closing has not been fulfilled on the Closing Date;

                  (b) at the election of all Sellers, if any one or more of the conditions set forth in Article VIII to their obligation to proceed with the Closing has not been fulfilled on the Closing Date;

                  (c) at the election of Purchaser, if any Seller or the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

                  (d) at the election of all Sellers, if Purchaser has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

                  (e) at the election of Purchaser or all Sellers, if any legal proceeding is commenced or threatened by any Governmental Entity or other person (other than Purchaser or Sellers) directed against the consummation of the Closing and either Purchaser or Sellers, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof, taking into account the potential expense and delay likely to be involved;

                  (f) by Purchaser, provided that Purchaser is not in material default hereunder, if all of the conditions precedent set forth in Article VII hereof have not been met by September 30, 1998;

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                  (g) by all Sellers, provided that no Seller is in material default hereunder, if all of the conditions precedent set forth in Article VIII hereof have not been met by September 30, 1998;


                  (h) at any time on or prior to the Closing Date, by mutual written consent of Purchaser and Sellers.

If this Agreement so terminates, it shall become null and void and have no further force and effect, except as provided in Section 11.2.

                  Section 11.2. Survival. If this Agreement is validly terminated pursuant to Section 11.1 and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that if Purchaser terminates this Agreement because any of the conditions contained in Section
7.1 or Section 7.2 have not been satisfied, or if Sellers terminate this Agreement because any of the conditions contained in Section 8.1 or Section
8.2 have not been satisfied then the terminating party shall have the right to pursue all of its legal remedies for breach of contract and damages; provided, however, Seller shall have no liability to Purchaser if (i) Sellers are unable to obtain all of the consents and estoppels required under Section 7.3, (ii) any party terminates if the conditions in Section 7.4 or Section 8.3 are not met, or (iii) Purchaser terminates due to the failure to meet the conditions in Section 8.4, provided further that if this Agreement is validly terminated pursuant to Section 11.1 and the transactions contemplated hereby are not consummated as described above, the provisions of Section 6.3 relating to the obligation of Purchaser to keep confidential and not to use certain information obtained by it from the Company and to return documents and copies thereof to the Company shall survive. No party hereto shall have any liability to any other party in respect of a valid termination of this Agreement pursuant to Section 11.2, except to the extent set forth above.


                                  ARTICLE XII
                                    GENERAL

                  Section 12.1. No Tax Representations. Sellers and Purchaser agree that no representation or warranty has been made by them as to the tax consequences of the transactions contemplated by this Agreement, that each is engaging separate counsel with respect to such tax consequences, and that each is assuming its own respective tax liability, if any, arising out of this Agreement or the consummation of the transactions contemplated hereunder.

                  Section 12.2.  Regarding the Representations and Warranties.

                           12.2.1. Independence. Each of the representations
and warranties made by each Seller and the Company in Article IV is independent of the other representations and warranties made therein, and each of the representations and warranties made by Purchaser in Article V is independent of the other representations and warranties made therein.

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                           12.2.2. Knowledge Qualification. Whenever a
representation or warranty is made herein based on the knowledge of Purchaser or legal counsel, such representation or warranty is made based on the actual knowledge of Purchaser or such legal counsel (as the case may be) and on the knowledge which Purchaser or such legal counsel (as the case may be) would have if he or it (as the case may be) had conducted a diligent inquiry into the subject matter of the representation or warranty. Whenever a representation or warranty is made herein based on the knowledge of any of the Sellers or the Company, such representation or warranty is made based on the actual knowledge of each of the Sellers, each of the beneficial owners of each of the Sellers, the principal officers and directors of the Company and each of the Subsidiaries, collectively, and on the knowledge which all such persons and entities would have if each of them had conducted a reasonably comprehensive investigation into the subject matter of the representation or warranty.

                  Section 12.3. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties and their respective successors, assigns, heirs, administrators and personal representatives. This Agreement may be assigned by Purchaser to an Affiliate of Purchaser, provided that such Affiliate assumes all obligations of Purchaser hereunder and provided, further, that Purchaser shall remain jointly and severally liable with such Affiliate for all representations, warranties, agreements and liabilities under this Agreement. This Agreement may not be assigned by any of the Sellers without the prior written consent of Purchaser.

                  Section 12.4. Consents, Further Assurances. Consistent with the terms and conditions hereof, each party hereto will use its reasonable best efforts to execute and deliver such other documents and take such other actions as reasonably requested by the other party to fulfill the conditions precedent to the obligation of the other party to consummate the purchase and sale of the Shares, or as the other party hereto may reasonably request in order to carry out this Agreement and the transactions contemplated hereby. Purchaser, the Company and each Seller shall use their reasonable best efforts and will cooperate with each other to the extent reasonably necessary to obtain all consents, approvals and waivers, if any, from third parties required to consummate the transactions contemplated hereby or which, if not obtained, would materially adversely affect the Condition.

                  Section 12.5. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

                  Section 12.6. Notices. All notices, requests, demands, waivers, consents, approvals, or other communications which are required or permitted hereunder shall be in writing and shall be delivered personally, sent by reputable overnight courier service (such as Federal Express), sent by telecopier, or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

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                  If to Purchaser:

                           SCT Holdings Corporation
                           c/o PHS Corporate Services, Inc.
                           1201 Market Street, Suite 1600
                           Wilmington, DE 19801
                           Attention:  Eileen Allen
                           Telecopier No.:  (302) 656-8865

                  With a copy to:

                           SCT Holdings Corporation
                           c/o Systems & Computer Technology Corporation
                           4 Country View Road
                           Malvern, PA  19355
                           Attention: Senior Vice President and General Counsel Telecopier No.: (610) 578-7457

                  With a copy to:

                           Robert A. Friedel, Esquire
                           Pepper Hamilton LLP
                           3000 Two Logan Square
                           18th & Arch Streets
                           Philadelphia, PA  19103-2799
                           Telecopier No.:  (215) 981-4750

                  If to Sellers:

                           Meunier BV
                           L. H. D. Mulder
                           Nieuw Herlaer 115
                           1083 BC Amsterdam, Netherlands

                           Egon De Waart Resource Management BV
                           Egon de Waart
                           Gounodstraat 102
                           2901 RE Capelle a/d IJssel, Netherlands



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                           Cyberfocus BV
                           Christian Fung-A-You
                           Woelwijkstraat 4
                           2271 RH Voorburg, Netherlands

                           L. A. D. Holding BV
                           Leo Derks
                           Prinsegracht 275
                           2512 DV Den Haag, Netherlands

                           Dupoirier Holding BV
                           Alain Schuermans
                           De Moucheronstraat 96
                           2593 RC Den Haag, Netherlands

                           Pieter Leijten
                           Dr. J. Presserstraat 129
                           2552 LS Den Haag, Netherlands

                           Jurriaan van der Lingen
                           Pieterstraat 31
                           2513 HX Den Haag, Netherlands

                   With a copy to:

                           Ivo Vissenberg, Esquire
                           Kilpatrick & Stockton LLP
                           Suite 2800, 1100 Peachtree Street
                           Atlanta, GA  30309-4530
                           Telecopier No.:  (404) 815-6555

or to such other address or telecopier number as the party entitled to receive such notice may, from time to time, specify in writing to the other party.

                  Section 12.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF PENNSYLVANIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA.

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                  Section 12.8. Dispute Resolution. For the purposes of this
Section, all of the Sellers, collectively, will be deemed to be one "party".

                           12.8.1. Arbitration. Any and all disputes arising
out of or in connection with the execution, interpretation, performance or nonperformance of this Agreement shall be solely and finally settled by arbitration, which shall be conducted in New York, New York, by a panel of three arbitrators. The arbitrators shall be familiar with international business transactions, fluent in the English language and fully capable of conducting the arbitration in English, shall be impartial and shall not have been employed by or affiliated with any of the parties hereto or any of their respective affiliates. The arbitration procedure may be initiated by any party by written notice to the other; such notice shall specify in reasonable detail the dispute being submitted to arbitration and shall name one arbitrator to the panel. The other party to such arbitration shall appoint one arbitrator to the panel within 30 days after receipt of such notice. The two arbitrators so appointed shall, within 30 days after appointment of the second arbitrator, select a third arbitrator (the "Umpire") who, in addition to the foregoing qualifications, shall be a lawyer admitted to practice in the United States. If the two arbitrators selected by the parties cannot agree on a third arbitrator within such 30-day period, or if either party fails or refuses to appoint an arbitrator, then selection of such arbitrator shall be made, in accordance with the foregoing qualifications, upon application of either party, by the American Arbitration Association. The parties hereby renounce all recourse to litigation and agree that the award of the arbitrators shall be final and subject to no judicial review. The arbitrators shall conduct the proceedings, including arguments and briefs, in the English language and pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as now or hereafter amended (the "Rules"); provided that the provisions of this Agreement shall prevail in the event of any conflict between the Rules and the provisions of this Agreement. The panel of arbitrators shall decide the issues submitted to them in accordance with: (i) the provisions and commercial purposes of this Agreement; and (ii) what is just and equitable under the circumstances. All questions and issues in connection with the dispute, including procedural issues, shall be decided by the concurrence of at least two arbitrators, and all decisions shall be in writing and submitted to both parties, provided that, if after a reasonable period, concurrence of two arbitrators cannot be obtained with respect to a question or issue, then the Umpire shall make all decisions necessary to resolve the dispute.

                           12.8.2. Facilitation. The parties shall facilitate
the arbitration by: (i) making available to one another and to the arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the arbitrators to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules or by the arbitrators for submission of evidence or briefs.

                           12.8.3. Judgment. In the final award, the panel of
arbitrators shall divide all costs, other than fees of counsel incurred in conducting the arbitration, in such manner as the panel deems just and equitable under the circumstances. Judgment on the award of the panel of arbitrators may be entered in any court having jurisdiction over the party against which enforcement of the


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

award is being sought. Each party hereby irrevocably submits and consents to the jurisdiction of any such court for the purpose of rendering a judgment on any such award.

                           12.8.4. Award. Each party agrees that any award of
the panel of arbitrators against it and on which judgment is entered as provided in this Section 12.8 may be executed against the assets of such party or its affiliates in any jurisdiction, including the Netherlands and the United States of America. By execution of this Agreement, each party hereby irrevocably submits to the jurisdiction of any court in any such jurisdiction in any legal action or proceeding relating to such executions.

                           12.8.5. Waiver. Each party hereby irrevocably
waives, to the fullest extent permitted by law, any objection it may now or hereafter have to any suit, action or proceeding arising out of or relating to this Agreement that is brought in any of the jurisdictions designated in
Section 12.8.3 or Section 12.8.4 above for the purposes envisioned by those sections, and hereby further irrevocably waives any claim that any such suit, action or proceeding so brought has been brought in an inconvenient forum.

                  Section 12.9. WAIVER OF JURY TRIAL. EACH OF THE PURCHASER AND SELLERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 12.10. No Third-Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any person other than the signatories hereto nor shall any such provision be enforceable by any other person.

                  Section 12.11. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 12.12. Schedules. All Schedules referred to in this Agreement are intended to be and are specifically incorporated by reference herein.

                  Section 12.13. Section Headings. All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

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                  Section 12.14. Gender and Number. Words denoting the
singular number only shall include the plural and vice versa. Words denoting any gender include all genders and words denoting persons shall include firms and corporations and vice versa.

                  Section 12.15. Governing Language. The governing language of this Agreement shall be English.

                  Section 12.16. Currency. All references in this Agreement to "dollars," "$" and "U.S. $" are to United States dollars. With the exception of any amounts due under this Agreement, which amounts will be due in United States dollars, any conversions into other currencies for the purpose of interpreting this Agreement shall be based on the amount of foreign currency able to be purchased with each U.S. dollar on the day prior to the Closing Date, with respect to trading among banks in amounts of $1 million or more, as set forth in the Closing Date edition of the Wall Street Journal. All payments under this Agreement are to be made in U.S. dollars.

                  Section 12.17. Contents of Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and shall not be amended or terminated except by a written instrument duly executed by each of the parties hereto. Any and all prior or contemporaneous agreements or understandings between or among the parties regarding the subject matter hereof, including without limitation, the letter of intent dated July 17, 1998, are superseded in their entirety by this Agreement.

                  Section 12.18. Counterparts. This Agreement may be executed in two or more fully executed counterparts, each of which shall be deemed an original, but all of such counterparts together shall constitute but one and the same instrument.


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                                                                     Execution

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                          SCT HOLDINGS CORPORATION


                                          By: /s/ Michael J. Emmi
                                             ----------------------------------
                                          Michael J. Emmi
                                          Chief Executive Officer



                                          FYGIR LOGISTIC INFORMATION SYSTEMS


                                          By: /s/  Denis Mulder
                                             ----------------------------------
                                          Denis Mulder
                                          President



                                          MEUNIER BV


                                          By: /s/  L.H.D. Mulder
                                             ----------------------------------
                                          Name: L.H.D. Mulder
                                          Title: President


                            [EXECUTIONS CONTINUED]


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                                                                     Execution

                                     EGON DE WAART RESOURCE MANAGEMENT BV

                                     By: /s/ Egon de Waart
                                        ---------------------------------------
                                     Name: Egon de Waart
                                     Title: Director



                                     CYBERFOCUS BV


                                     By: /s/ Christian Fung-A-You
                                        ---------------------------------------
                                     Name: Christian Fung-A-You
                                     Title: President



                                     L.A.D. HOLDING BV


                                     By: /s/ L. A. Derks
                                        ---------------------------------------
                                     Name: L. A. Derks
                                     Title: Director



                                     DUPOIRIER HOLDING BV


                                     By: /s/  A.S.L. Schuermans
                                        ---------------------------------------
                                     Name: A.S.L. Schuermans
                                     Title: V.P. Prod. Dev.





                            [EXECUTIONS CONTINUED]


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                                                                     Execution

                                      PIETER LEIJTEN


                                      By: /s/ Pieter Leijten
                                         --------------------------------------
                                      Name: Peter Leijten
                                      Title: Sales Manager Europe APS


                                      JURRIAAN VAN DER LINGEN


                                      By: /s/ Jurriaan Van Der Lingen
                                         --------------------------------------
                                      Name: Jurriaan Van Der Lingen
                                      Title: FIT Product Manager


                                     -55-

                                                                     Execution